UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EnerNOC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 annual meeting of stockholders of EnerNOC, Inc. to be held at 2:30 p.m., local time, on Thursday, May 26, 2016, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

The attached notice of annual meeting and proxy statement describe the matters to be presented at the annual meeting and provide information about us that you should consider when you vote your shares.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support.

Sincerely,

Timothy Healy
Chairman and Chief Executive Officer

ENERNOC, INC.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(617) 224-9900

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:30 p.m. Local Time

DATE: May 26, 2016

PLACE: EnerNOC Corporate Offices, One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Directions to the meeting location are available at our website at www.enernoc.com. Our website and the information contained therein are not incorporated into this proxy statement.

PURPOSES:

1.	To elect the three nominees named herein to our board of directors to serve as Class III directors, for a three-year term, expiring in 2019;

2.	To approve the EnerNOC, Inc. 2016 Employee Stock Purchase Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of EnerNOC, Inc. common stock at the close of business on April 4, 2016. A list of stockholders of record will be available at the annual meeting and during the ten days prior to the annual meeting at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew Cushing
Secretary

Boston, Massachusetts

April 25, 2016

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

i

ENERNOC, INC.

ONE MARINA PARK DRIVE, SUITE 400

BOSTON, MASSACHUSETTS 02210

(617) 224-9900

PROXY STATEMENT FOR THE ENERNOC, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 26, 2016

This proxy statement, along with the accompanying notice of 2016 annual meeting of stockholders, contains information about the 2016 annual meeting of stockholders of EnerNOC, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 2:30 p.m., local time, on Thursday, May 26, 2016, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

In this proxy statement, we refer to EnerNOC, Inc. as “EnerNOC,” “the Company,” “we” and “us.”

We are sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 25, 2016, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2015 annual report to stockholders, which includes our financial statements for the fiscal year ended December  31, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2016

This proxy statement and our 2015 annual report to stockholders are available for viewing, printing and downloading at http://www.viewproxy.com/enernoc/2016.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015, or our 2015 Form 10-K, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.enernoc.com. You may also obtain a printed copy of our 2015 Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 4, 2016, or the record date, are entitled to vote at the annual meeting. On the record date, there were 30,544,141 shares of our common stock outstanding and entitled to vote.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke my Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 25, 2016.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker or other nominee.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of each of the three nominees as Class III directors;

•	“FOR” the approval of the EnerNOC, Inc. 2016 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	re-voting by Internet or by telephone as instructed above;

•	notifying EnerNOC’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current proxy card or telephone or Internet vote is the one that will be counted.

If your shares are held in street name, you should follow the instructions provided by your bank, broker or other nominee.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the annual meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal Three of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal One: Elect Directors	The three nominees to serve as Class III directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either “FOR” the nominees, “WITHHOLD” your vote from all of the nominees or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, such nominee will submit his or her offer of resignation for consideration by our nominating and governance committee in accordance with our corporate governance guidelines and majority vote policy discussed in more detail on page 25 of this proxy statement.

Proposal Two: Approve the EnerNOC, Inc. 2016 Employee Stock Purchase Plan	The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on this proposal is required to approve the EnerNOC, Inc. 2016 Employee Stock Purchase Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal Three: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively on this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, the audit committee of our board of directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, Alliance Advisors, L.L.C., or Alliance, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance to act as our proxy solicitor in connection with the proposals to be acted upon at the annual meeting. Pursuant to our agreement with Alliance, Alliance will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $15,900 plus expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 2:30 p.m., local time, on Thursday, May 26, 2016, at our corporate offices located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. When you arrive at the annual meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016 for (a) the named executives who are identified in the Summary Compensation Table on page 38 of this proxy statement, (b) each of our directors and the director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes having or sharing voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2016 pursuant to the exercise of options or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 30,615,284 shares of common stock outstanding on March 31, 2016.

The address for the directors and executive officers set forth below is c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Executive Officers
Timothy Healy(1)	1,464,929	4.8%
David Brewster(2)	1,481,458	4.8%
Neil Moses	297,156	*
Matthew Cushing	117,643	*
Micah Remley(3)	199,181	*
Kirk Arnold	29,312	*
James Baum	33,613	*
Arthur Coviello(4)	140,842	*
Richard Dieter(5)	101,080	*
TJ Glauthier(6)	76,213	*
Gary Haroian(7)	24,812	*
Gregg Dixon(8)	129,000	*
All directors and current executive officers as a group (13 persons)(9)	4,108,443	13.4%

Five Percent Stockholders
Yardi Systems, Inc. (10)	2,900,000	9.5%
430 South Fairview Avenue Santa Barbara, California 93117
SQN Investors LP (11)	2,226,359	7.3%
303 Twin Dolphin Drive, 6th Floor Redwood City, CA 94065
Oaktop Capital Management II, L.P. (12)	1,603,641	5.2%
One Main Street, Suite 202
Chatham, NJ 07928

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	Includes options to purchase 125,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016.

(2)	Includes options to purchase 171,814 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016.
(3)	Includes options to purchase 9,057 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016.
(4)	Includes options to purchase 6,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016.
(5)	Includes options to purchase 6,000 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016.
(6)	Includes options to purchase 23,784 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2016 and 42,429 shares of common stock held by a trust of which Mr. Glauthier and his wife are trustees. Mr. Glauthier disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.
(7)	Mr. Haroian was elected to our board of directors on July 13, 2015.
(8)	Mr. Dixon vacated his position as our Senior Vice President of Global Sales, effective as of the close of business on May 15, 2015.
(9)	See footnotes (1) through (7). Also includes 78,615 shares of common stock held by Eric Erston, our Senior Vice President of Global Sales, and 63,589 shares of common stock held by Holly Lynch, our Senior Vice President of Human Resources.
(10)	This information is based solely on the Schedule 13D filed on January 21, 2016 by Yardi Systems, Inc. (“Yardi Systems”) and Anant Yardi, which reported ownership as of January 21, 2016. Includes 2,340,000 shares of common stock held by Yardi Systems and 560,000 shares held directly by Mr. Yardi. Mr. Yardi is the chief executive officer of Yardi Systems. Of the 2,900,000 shares of our common stock deemed beneficially owned, Yardi Systems reported sole voting and sole dispositive power as to 2,340,000 shares, and Mr. Yardi reported sole voting power and sole dispositive power as to all 2,900,000 shares. Yardi Systems disclaims beneficial ownership of the shares held directly by Mr. Yardi.
(11)	This information is based solely on the Schedule 13G filed on March 2, 2016 by SQN Investors LP and its affiliates, which reported ownership as of January 25, 2016. SQN Investors LP is an investment manager whose clients, SQN Investors Master Fund LP (the “Master SQN Fund”) and SQN Investors Fund LP (the “SQN Fund”), have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. SQN Investors GP LLC is the general partner of SQN Investors LP, and SQN Partners (GP) LLC is the general partner of investment limited partnerships of which SQN Investors LP is the investment adviser, including the Master SQN Fund and the SQN Fund. SQN Investors LP reported shared voting and shared dispositive power as to all 2,226,359 shares with Amish Mehta, SQN Investors (GP) LLC, SQN Partners (GP) LLC and the Master SQN Fund. The SQN Fund reported shared voting and shared dispositive power as to 1,836,078 shares. Each of SQN Investors LP, Amish Mehta, SQN Investors GP LLC, SQN Partners (GP) LLC, the Master SQN Fund and the SQN Fund disclaims beneficial ownership of the shares of our common stock except to the extent of that person’s pecuniary interest therein.
(12)	This information is based solely on the Schedule 13G filed on April 13, 2016 by Oaktop Capital Management II, L.P., which reported ownership as of December 31, 2015. Oaktop Capital Management II, L.P. reported sole voting power and sole dispositive power as to all 1,603,641 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 about the securities authorized for issuance under our equity compensation plans approved by our stockholders, consisting of our Amended and Restated 2003 Stock Option and Incentive Plan, or the 2003 Stock Plan, our Amended and Restated 2007 Employee, Director and Consultant Stock Plan, or the 2007 Stock Plan, and our 2014 Long-Term Incentive Plan, or the 2014 Plan. The following table also provides information, as of December 31, 2015, about the securities authorized for issuance under the World Energy Solutions, Inc. 2006 Stock Incentive Plan, or the World Energy Plan, which we assumed in connection with our acquisition of World Energy Solutions, Inc., or World Energy, in January 2015 and which has not been approved by our stockholders.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	828,444	(1)	$19.50	(2)	2,496,411	(3)
Equity compensation plans not approved by security holders(4)	41,394		$11.06		94,517

Total	869,838		$18.93		2,590,928

(1)	Consists of 196,847 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2003 Stock Plan, 368,364 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2007 Stock Plan, 4,250 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2014 Plan, 151,520 shares of our common stock to be issued upon the vesting of restricted stock units granted under the 2007 Stock Plan and 107,463 shares of our common stock to be issued upon the vesting of restricted stock units granted under the 2014 Plan.
(2)	Weighted-average exercise price relates to outstanding stock options. Restricted stock units are deemed to have an exercise price of zero.
(3)	Consists of shares of our common stock issuable under the 2014 Plan, which includes shares of common stock approved for issuance under the 2014 Plan, plus any shares of common stock represented by awards granted under the 2007 Stock Plan and the 2003 Stock Plan that are forfeited, expire or are cancelled or which result in the forfeiture of shares of common stock back to us on or after the date on which the 2014 Plan became effective, which was June 2, 2014, up to a maximum of 4,736,741 shares. From the effective date of the 2014 Plan through December 31, 2015, options to purchase 56,345 shares of our common stock granted under the 2007 Stock Plan and the 2003 Stock Plan were cancelled. No awards of our common stock are available for issuance under the 2007 Stock Plan or the 2003 Stock Plan.
(4)	For a more detailed description of these plans, please see “Non-Stockholder Approved Plans,” below.

Non-Stockholder Approved Plans

The World Energy Plan

In connection with our acquisition of World Energy in January 2015, we assumed the World Energy Plan. The World Energy Plan provides for the grant of equity and equity-based awards to employees who (a) were employees of World Energy prior to January 5, 2015 or (b) were hired by us or any of our subsidiaries (including World Energy) after January 5, 2015. A total of 172,930 shares of Common Stock have been reserved for issuance under the World Energy Plan. As of December 31, 2015, options with respect to 41,394 shares were outstanding and 94,517 stock-based awards were available for future grants. The weighted average exercise price for the currently outstanding options is $11.06.

In connection with our acquisition of World Energy, options to purchase World Energy common stock that were assumed by us were converted into options to purchase our common stock that are subject to the same vesting and other conditions that applied to the World Energy options immediately prior to the acquisition. All such options have a four-year vesting schedule. Shares of World Energy common stock underlying restricted stock awards that were not tendered in the acquisition and that were subject to forfeiture risks, repurchase options or other restrictions immediately prior to the acquisition were converted into shares of our common stock as provided in the merger agreement and remain subject to the same restrictions that applied to the World Energy restricted stock awards immediately prior to the acquisition. The terms may be adjusted upon certain events affecting our capitalization. No awards may be granted under the World Energy Plan after the completion of 10 years from August 25, 2006, which is the date on which the World Energy Plan was adopted by the World Energy Board, but awards previously granted may extend beyond that date.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of eight members, classified into three classes as follows: Kirk Arnold, Timothy Healy and David Brewster serve as Class III directors with a term ending at the 2016 annual meeting; Arthur Coviello and James Baum serve as Class I directors with a term ending at the 2017 annual meeting; and Richard Dieter, TJ Glauthier and Gary Haroian serve as Class II directors with a term ending at the 2018 annual meeting.

Our board of directors, upon the recommendation of the nominating and governance committee, has voted to nominate each of Kirk Arnold, Timothy Healy and David Brewster for election to the board of directors as Class III directors at our 2016 annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until their respective successors have been elected and qualified.

The nominees have indicated their willingness to continue to serve if elected. However, if any of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our board of directors and not marked as withholding authority to vote for any of the Class III director nominees will be voted “FOR” the election of the Class III director nominees, unless a nominee is unable or unwilling to serve. A plurality of the votes cast in the election of the directors is required to elect each of the nominees to our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth each nominee to be elected at the 2016 annual meeting and each continuing director, the year each nominee or director was first elected as a director, the positions currently held by each nominee and each director with us, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director.

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Kirk Arnold	Director	2016	III
2014
Timothy Healy	Chairman and
2003	Chief Executive Officer	2016	III
David Brewster	President and Director	2016	III
2003
Continuing Directors:

Arthur Coviello	Director	2017	I
2008
James Baum	Director	2017	I
2013
Richard Dieter	Director	2018	II
2007
TJ Glauthier	Director	2018	II
2007
Gary Haroian	Director	2018	II
2015

No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors, including the nominees to be elected at the 2016 annual meeting, and executive officers, their ages, and the positions currently held by each such person with us immediately prior to the 2016 annual meeting.

Name	Age	Position
Timothy Healy	47	Chairman and Chief Executive Officer
David Brewster	44	President and Director
Neil Moses	57	Chief Operating Officer and Chief Financial Officer
Matthew Cushing	46	Vice President and General Counsel
Micah Remley	40	Senior Vice President of Product Strategy
Eric Erston	43	Senior Vice President of Global Sales
Holly Lynch	48	Senior Vice President of Human Resources
Kirk Arnold (2)(4)	56	Director
James Baum(2)(4)(5)	52	Director
Arthur Coviello(1)(4)(5)(6)	63	Director
Richard Dieter(1)(3)(4)	72	Director
TJ Glauthier(1)(2)(3)	72	Director
Gary Haroian(1)(3)	64	Director

(1)	Member of the audit committee.
(2)	Member of the nominating and governance committee.
(3)	Member of the compensation committee.
(4)	Member of the mergers and acquisitions committee.
(5)	Member of the technology committee.
(6)	Lead independent director.

Timothy G. Healy has served as our Chairman of the Board and Chief Executive Officer since June 2003 and co-founded EnerNOC in 2001. During 2001, Mr. Healy worked in the Energy Technology Laboratory for Northern Power Systems, Inc., a company that designs, manufactures, sells and services wind turbines into the global marketplace. Mr. Healy has also held positions with Merrill Lynch, International Fuel Cells, and Commonwealth Capital Ventures. He also co-founded Student Advantage, which went public in 1999. Mr. Healy holds a Bachelor of Arts in Government and Economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Healy should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has substantial leadership experience in the energy intelligence software and services sector, is active in the technology community, has an unparalleled understanding of our business, personnel, customers, and the markets in which we operate, and represents our management principles. Our board of directors values Mr. Healy’s extensive leadership and energy industry expertise.

David Brewster has served as a director and as our President since June 2003 and served as our Chief Operating Officer from June 2003 to January 2008. Mr. Brewster co-founded EnerNOC in 2001. During 2001, Mr. Brewster worked at Beacon Power Corporation, a developer of advanced products and services to support stable, reliable and efficient electricity grid operation. Mr. Brewster has also evaluated emerging energy technologies for Winslow Management Company, an environmentally focused investment management firm, and developed corporate strategies for SolarBank, a global capital fund for the financing of solar energy systems. Mr. Brewster holds a Bachelor of Arts from Wesleyan University, a Master of Environmental Management from Duke University and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Brewster should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has extensive regulatory and international experience in the energy intelligence software sector, has substantial perspective on our industry from his dealings with federal and state governments, has an unparalleled understanding of our business, personnel and customers and the markets in which we operate, and is representative of our management principles. Our board of directors values Mr. Brewster’s extensive regulatory and international expertise.

Neil Moses has served as our Chief Financial Officer since April 2013 and as our Chief Operating Officer as of April 2014. From June 2012 until March 2013, Mr. Moses served as the Chief Global Strategy Officer of Dunkin’ Brands Group, Inc., a franchisor of quick service restaurants. From November 2010 until June 2012, Mr. Moses served as the Chief Financial Officer of Dunkin’ Brands Group, Inc. From 2003 until November 2010, Mr. Moses served as the Chief Financial Officer and Executive Vice President of Parametric Technology Corporation, a software company. Since November 2013, Mr. Moses has served on the board of directors of Fogo de Chao, Inc., a Brazilian steakhouse restaurant chain. Mr. Moses holds a Bachelor of Arts in Psychology from Bowdoin College and an MBA from the Tuck School of Business at Dartmouth.

Matthew Cushing has served as our Vice President and General Counsel since June 2013. Prior to that, Mr. Cushing served as the Senior Vice President and General Counsel of Acme Packet, Inc., a provider of session delivery network solutions, from August 2012 until May 2013 when it was acquired by Oracle Corporation. From January 2003 to August 2012, Mr. Cushing was a partner at the law firm of Bingham McCutchen LLP. Mr. Cushing received his Bachelor of Arts from College of the Holy Cross and his Juris Doctor from Fordham University School of Law.

Micah Remley has served as our Senior Vice President of Product Strategy since February 2015. Prior to that, Mr. Remley served as our Vice President of Product Strategy & Technology from April 2013 to January 2015. From November 2011 to March 2013, Mr. Remley served as our Vice President of Operations and, prior to that, served as our Senior Director of Operations from January 2011 to November 2011. From May 2008 to December 2010, Mr. Remley served as our Director of Field Operations and, prior to that, served as our Senior Manager of New England Field Operations from April 2006 to April 2008. Mr. Remley received his Bachelor of Science from the University of Maine and an MBA from the Yale School of Management.

Eric Erston has served as our Senior Vice President of Global Sales since April 2016, as our Vice President of Global Sales from May 2015 to March 2016, and as our Vice President of Enterprise Sales from January 2015 to April 2015. From October 2001 to December 2014, Mr. Erston served in various leadership positions, including Vice President of Sales at RSA Security Inc., the Security Division of EMC Corporation, a provider of security, risk and compliance solutions. Mr. Erston received his Bachelor of Science from the University of Vermont and an MBA from Cornell University.

Holly Lynch has served as our Senior Vice President of Human Resources since February 2015. Prior to that, Ms. Lynch served in various roles at Hologic, Inc., a manufacturer of diagnostics and medical imaging products, including Senior Vice President of Human Resources from December 2013 until November 2014, Vice President of Human Resources from October 2010 until December 2013, and Senior Director of Human Resources from October 2008 until October 2010. From January 2006 to April 2008, Ms. Lynch served as Director, Human Resources at Vistaprint Limited, a provider of printing services. From November 2002 to November 2005, Ms. Lynch served as Vice President & Associate Director, Compensation and HRIS at Digitas, Inc., a digital communications and direct marketing firm. Ms. Lynch received her Bachelor of Science from Northeastern University.

Kirk Arnold has served as a director since December 2014. Since June 2013, Ms. Arnold has served as the CEO of Data Intensity, a provider of application management and managed cloud services, where she is responsible for the overall strategic direction of the company. Prior to joining Data Intensity, Ms. Arnold served as the Chief Operating Officer and Executive Vice President of Avid Technology, a provider of video and audio production technology, from July 2009 to July 2012, served as its Executive Vice President of Customer Operations from July 2008 to July 2009, and served as its Executive Vice President and General Manager of the Professional Video business unit from February 2008 to July 2008. From January 2007 to June 2007, Ms. Arnold served as the President, CEO and Vice Chairman of Keane, Inc., an information technology services unit of NTT Data Corporation. From June 2004 to January 2007, Ms. Arnold served as an Executive Vice President of Product Development, Marketing, Strategy and Management for the Human Resources Outsourcing Group of Fidelity Investments, a financial services corporation, and as Senior Vice President of Sales and Marketing for Fidelity Institutional Retirement Services Company from June 2003 to June 2004. Prior to joining Fidelity, Ms. Arnold served as President and Chief Executive Officer of NerveWire, a technology company she founded, from February 2002 to February 2003, and as NerveWire’s President and Chief Operating Officer from February 2000 to February 2002. Before launching NerveWire, Ms. Arnold spent six years at Computer Sciences Corp., a provider of information technology and professional services, as President of CSC Consulting. Ms. Arnold began her career at IBM, where she served in a variety of sales leadership positions, and was a member of the management team that began IBM’s focus on the services market. Ms. Arnold serves as a director and member of the advisory board of The Cramer Productions Company, a specialty marketing company. Ms. Arnold holds a Bachelor of Arts degree in Government from Dartmouth College.

Our board of directors has concluded that Ms. Arnold should serve as a director as of the date of this proxy statement because she has significant executive management and operational experience at technology companies, substantial leadership and marketing expertise, and extensive services and financial expertise that includes extensive knowledge of complex strategic transactions focusing on technology companies. Our board of directors values Ms. Arnold’s current and prior service in various leadership roles in technology and other leading companies.

James Baum has served as a director since April 2013. From September 2011 to December 2012, Mr. Baum served as Chief Executive Officer of Symbotic, LLC, a provider of warehouse automation systems. From October 2010 to August 2011, Mr. Baum served as President and Chief Executive of Netezza Corporation, or Netezza, a provider of data warehouse, analytic and monitoring appliances that was acquired by International Business Machines Corp., or IBM, in November 2010. From February 2009 to October 2010, Mr. Baum served as Chief Executive Officer of Netezza and, prior to that, served as the President and Chief Operating Officer of Netezza from June 2006 until January 2009. Prior to joining Netezza, Mr. Baum served as the President and Chief Executive Officer of Endeca Technologies, Inc., a provider of search and guided navigation solutions, from November 2004 to October 2005 and President and Chief Operating Officer from June 2001 to November 2004. From October 1998 to December 2000, Mr. Baum served first as Executive Vice President, Engineering, Research and Development, then Executive Vice President and General Manager of Parametric Technology Corporation, a provider of product lifecycle management, content management and publishing solutions. Mr. Baum served on the board of directors of Netezza, a publicly-traded company at the time, from August 2006 to October 2010. Mr. Baum holds a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering from Rensselaer Polytechnic Institute.

Our board of directors has concluded that Mr. Baum should serve as a director as of the date of this proxy statement because he has significant executive management and operational experience at technology companies, substantial software product development expertise, and extensive financial expertise that includes extensive knowledge of complex strategic transactions focusing on technology companies. Mr. Baum acquired this experience and expertise in the course of serving in various leadership roles, including president and chief executive officer at leading technology companies. In addition, Mr. Baum’s prior service on another public company board provided him with valuable experience. Our board of directors values Mr. Baum’s extensive financial, software product development and technology industry expertise.

Arthur Coviello has served as a director since June 2008. From February 2011 until February 2015, Mr. Coviello served as Executive Chairman of RSA Security Inc., the Security Division of EMC Corporation and a provider of security, risk and compliance solutions. From September 2006, when EMC Corporation acquired RSA Security Inc., through January 2011, Mr. Coviello served as Executive Vice President and President of RSA. Prior to the acquisition of RSA Security Inc. by EMC Corporation, Mr. Coviello served as Chief Executive Officer and on the board of directors of RSA Security Inc. from January 2000 to September 2006 and as acting Chief Financial Officer of RSA Security Inc. from December 2005 to May 2006. He served as President of RSA Security Inc. from March 1999 to September 2006. Since November 2015, Mr. Coviello has served on the board of directors of Synchrony Financial, a consumer financial services company. Mr. Coviello holds a Bachelor of Arts in Business Administration from the University of Massachusetts.

Our board of directors has concluded that Mr. Coviello should serve as a director as of the date of this proxy statement because he has substantial financial expertise that includes extensive knowledge of the complex financial, operational and international issues facing large companies, significant executive management experience at technology companies and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving in various leadership roles, including chief executive officer and acting chief financial officer, at global technology companies. Through those senior management positions, Mr. Coviello has demonstrated his leadership and business acumen. Our board of directors values Mr. Coviello’s extensive financial and technology industry expertise.

Richard Dieter has served as a director since April 2007. From September 1976 through August 2002, Mr. Dieter served as an Accounting and Audit Partner for Arthur Andersen LLP, an accounting firm, and from August 2002 through December 2013, Mr. Dieter worked as both a principal and a consultant assisting Arthur Andersen LLP in the wind-down of its legacy public accounting business. From 1992 to 2001, Mr. Dieter served as chair of the AICPA-SEC International Task Force, and from 1997 to 2002, served as a member of the AICPA’s Auditing Standards Board. Mr. Dieter holds a Bachelor of Science in Business Administration from Boston University and a Master of Science in Accounting from the University of Massachusetts Amherst.

Our board of directors has concluded that Mr. Dieter should serve as a director as of the date of this proxy statement because he has extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his career at Arthur Andersen LLP. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at Arthur Andersen LLP, Mr. Dieter gained substantial management and operational experience. Our board of directors values Mr. Dieter’s extensive financial and accounting expertise.

TJ Glauthier has served as a director since April 2007 and served on our Strategic Advisory Board from May 2005 until April 2007. Mr. Glauthier has served as President of TJG Energy Associates, LLC, a California-based energy consulting firm, since January 2005. From May 2001 to December 2004, Mr. Glauthier served as the Chief Executive Officer and President of the Electricity Innovation Institute, which was an affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, Mr. Glauthier served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget in the Executive Office of the President. Mr. Glauthier also served on the board of directors of Union Drilling, Inc., a provider of contract land drilling services and equipment to oil and gas companies in the United States, from April 2006 to November 2012 when it was acquired by Sidewinder Drilling, Inc. Mr. Glauthier holds a Bachelor of Arts in Mathematics from Claremont McKenna College and an MBA from Harvard Business School.

Our board of directors has concluded that Mr. Glauthier should serve as a director as of the date of this proxy statement because he brings to the board substantial energy industry expertise, including expertise in both the public and private sector. He also brings in-depth knowledge of the opportunities and challenges facing global energy companies, specifically with respect to regulatory and financial issues. Mr. Glauthier has a deep understanding of our people, services and culture acquired during his service on our board of directors and, prior to that, as a member of our Strategic Advisory Board. In addition, Mr. Glauthier’s prior service on another public company board provided him with valuable experience. Our board of directors values Mr. Glauthier’s extensive energy industry expertise.

Gary Haroian has served as a director since July 2015. From 2000 to 2002, Mr. Haroian served in various positions, including as Chief Financial Officer, Chief Operating Officer and Chief Executive Officer, at Bowstreet, Inc., a provider of software application tools. From 1997 to 2000, Mr. Haroian served as Senior Vice President of Finance and Administration and Chief Financial Officer of Concord Communications, Inc., a network management software company. From 1983 to 1996, Mr. Haroian served in various positions, including Chief Financial Officer, President, Chief Operating Officer and Chief Executive Officer, at Stratus Computer, Inc., a provider of continuous availability solutions. Mr. Haroian served as a director of A123 Systems, a battery systems company, from 2006 to 2012; Network Engines, Inc., a provider of server appliance solutions, from 2003 to 2011; Unica Corporation, a provider of enterprise marketing management software, from 2009 to 2010; Phase Forward Incorporated, a provider of clinical trials and drug safety software, from 2005 to 2010; Net Holdings, Inc. (formerly known as Lightbridge, Inc.), a provider of transaction and payment processing services, from 2005 to 2007; and Embarcadero Technologies, Inc., a provider of database management solutions, from 2004 to 2006. Mr. Haroian currently serves as a director of Aspen Technology, Inc., a provider of process optimization software solutions, and BrightCove Inc., a provider of cloud-based services for video. Prior to 1983, Mr. Haroian was a Certified Public Accountant. Mr. Haroian holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst.

Our board of directors has concluded that Mr. Haroian should serve as a director as of the date of this proxy statement because of his extensive financial and accounting expertise, which includes a deep understanding of software and service companies, and significant executive management, financial and operational experience at software companies. Mr. Haroian acquired this experience and expertise in the course of serving in various leadership roles in both public and private technology companies. Mr. Haroian qualifies as an “audit committee financial expert” under SEC guidelines.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

We believe that good corporate governance is important to ensure that EnerNOC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our current committee charters, policy on security holder communications with directors, corporate governance guidelines and corporate code of conduct and ethics described below are available in the “Corporate Governance” section of the “Investors” section of our website located at www.enernoc.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210.

Board Determination of Independence

Our board of directors has determined that none of Kirk Arnold, James Baum, Arthur Coviello, Richard Dieter, TJ Glauthier or Gary Haroian, or any of their respective family members, has a relationship with us, our senior management or our independent registered public accounting firm which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing rules of The NASDAQ Stock Market LLC, or NASDAQ. In making this determination, our board of directors considered relationships that each non-employee director has with us, their beneficial ownership of our outstanding common stock and all other facts and circumstances our board of directors deemed relevant in determining their independence. Our board of directors has determined that Timothy Healy and David Brewster are not “independent directors” as defined under NASDAQ rules due to their employment with us.

The independent directors have selected Mr. Coviello to serve as our lead independent director.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors. As required under applicable NASDAQ listing standards, the independent directors of the board of directors met in executive session five times during the fiscal year ended December 31, 2015, which we refer to as fiscal 2015.

Board Meetings and Attendance

The board of directors met nine times during fiscal 2015, either in person or by teleconference, and took action by unanimous written consent four times. Each director who served as a director during fiscal 2015 attended at least 81% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2015 that he or she served as a director and (2) the total number of meetings held by all board committees during the period of fiscal 2015 that he or she served as a member of such committees.

The board of directors has adopted corporate governance guidelines under which each member of the board of directors is encouraged to attend each annual meeting of our stockholders. Each of our then-current directors attended our 2015 annual meeting of stockholders.

Co mmittees of the Board of Directors

The board of directors has the following standing committees: audit committee, compensation committee, nominating and governance committee, mergers and acquisitions committee, and technology committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. Each committee reviews the appropriateness of its charter at least annually and holds executive sessions as it deems appropriate.

Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Our board of directors has determined that all of the members of each of our board of directors’ five standing committees are independent as defined under the NASDAQ rules, including, in the case of all members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and are qualified to serve as directors.

Audit Committee. As described more fully in its charter, the audit committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls, and review the scope of annual audits. Specifically, in fulfilling its role, the audit committee’s responsibilities include:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	discussing with management our major financial and operational risks and exposures and the steps management has taken or will take to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and approving all related person transactions; and

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns.

The members of the audit committee are Messrs. Coviello, Dieter, Glauthier and Haroian. The board of directors has elected Mr. Dieter as the chairman of the audit committee and has determined that, based on Mr. Dieter’s significant experience and background in the practice of public accounting, he qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. The audit committee met nine times during fiscal 2015, either in person or by teleconference.

Compensation Committee. Our compensation committee reviews and establishes our compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Specifically, the compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder);

•	evaluating the performance of our chief executive officer and other officers in light of such corporate goals and objectives and approving the compensation of our chief executive officer and other executive officers;

•	reviewing and approving employment contracts, severance arrangements, change of control provisions and other compensatory agreements for officers;

•	reviewing and making recommendations to our board of directors with respect to the compensation of our directors;

•	approving, amending, overseeing and administering our equity-based compensation and incentive plans;

•	approving and overseeing reimbursement policies for directors and officers;

•	recommending to the board of directors that certain compensation-related proposals be considered at our annual meetings, including the advisory vote on the compensation of our named executive officers and the frequency of the advisory vote on the compensation of our named executive officers;

•	reviewing and considering the results of the advisory votes on the compensation of our named executive officers;

•	reviewing and recommending the Compensation Discussion and Analysis and the compensation committee’s report on executive compensation for inclusion in our proxy statements;

•	reviewing all compensation policies and practices for all of our employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on our business;

•	reviewing and considering each of the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and Rule 5605(d)(3) of the NASDAQ listing standards pertaining to the independence of any compensation consultants retained by the compensation committee or management to advise on executive officer or director compensation, and determining whether any conflict of interest exists that would prevent the consultant from independently representing the compensation committee or management; and

•	annually reviewing and reassessing the adequacy of the compensation committee’s charter and recommending any proposed changes to the board of directors for approval.

The compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The compensation committee has delegated to Timothy Healy, our Chairman and Chief Executive Officer, the authority to grant equity awards under our 2014 Plan to our non-officer employees and our consultants, based on an aggregate number of equity awards, and subject to certain other limitations, as previously approved by the compensation committee.

In late 2014 and in anticipation of fiscal 2015, our compensation committee engaged Towers Watson, an independent compensation consulting firm, to conduct an annual review and analysis of our officer and director compensation programs. In connection with this review, Towers Watson provided a comprehensive report consisting of market data and analysis in making compensation recommendations, as more fully described below under the heading “Compensation Discussion and Analysis.” The processes and procedures followed by our compensation committee in considering and determining executive compensation for fiscal 2015 are also described below under the heading “Compensation Discussion and Analysis.” We expect that our compensation committee will continue to periodically engage an independent executive compensation consultant to provide advice and resources to our compensation committee.

From January 1, 2015 until May 27, 2015, the members of the compensation committee were Messrs. Dieter and Glauthier, and Peter Gyenes, a former member of our board of directors. From May 27, 2015, the date on which Mr. Gyenes’ term as a director expired, until July 14, 2015, the members of the compensation committee were Messrs. Dieter and Glauthier. Since July 14, 2015, the members of the compensation committee have been and continue to be Messrs. Dieter, Glauthier and Haroian. Mr. Glauthier serves as the chairman of the compensation committee. The compensation committee met ten times during fiscal 2015, either in person or by teleconference, and took action by unanimous written consent two times. During fiscal 2015, each member of the compensation committee was a “non-employee director,” as defined under applicable SEC rules and regulations.

Nominating and Governance Committee. The nominating and governance committee’s role is to make recommendations to the board of directors as to the size and composition of the board of directors and its committees, and to evaluate and make recommendations as to potential candidates. Specifically, the nominating and governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	annually reviewing, for each of our directors and nominees, the particular experience, qualifications, attributes or skills that contribute to the conclusion of the board of directors that the person should serve or continue to serve as a director, as well as how the directors’ skills and backgrounds enable them to function well together as a board;

•	evaluating and recommending termination of board members;

•	overseeing the process of succession planning for senior officers;

•	reviewing and maintaining the independence of board and committee members;

•	forming and delegating authority to subcommittees;

•	developing and recommending to the board of directors a corporate code of conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board of directors and management.

The nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of the stockholders.

From January 1, 2015 until February 20, 2015, the members of the nominating and governance committee were Messrs. Baum, Glauthier and Gyenes. From February 20, 2015 until May 27, 2015, the members of the nominating and governance committee were Ms. Arnold and Messrs. Baum, Glauthier and Gyenes. Mr. Gyenes served as chairman of the nominating and governance committee during these time periods. Since May 27, 2015, the date on which Mr. Gyenes’ term as a director expired, the members of the nominating and governance committee have been and continue to be Ms. Arnold and Messrs. Baum and Glauthier. Ms. Arnold serves as the chairperson of the nominating and governance committee.

The nominating and governance committee met four times during fiscal 2015, either in person or by teleconference, and took action by unanimous written consent on one occasion.

Mergers and Acquisitions Committee. The mergers and acquisitions committee is responsible for overseeing matters relating to potential mergers, acquisitions, strategic investments and divestitures. Specifically, the mergers and acquisitions committee’s responsibilities include:

•	reviewing, and providing guidance to management and the board of directors with respect to, the Company’s acquisition, investment and divestiture strategies;

•	assisting management and the board of directors with the identification of acquisition, investment and divestiture opportunities;

•	advising management and overseeing the board of directors’ due diligence process with respect to proposed acquisitions, investments and divestitures;

•	reviewing acquisition, investment and divestiture candidates with management, when and as appropriate;

•	considering proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management not in excess of $10 million, whether in cash or stock, and, if applicable, approving such transactions on behalf of the board of directors and providing a summary to the board of directors of the activity and the rationale at the next quarterly meeting of the board of directors; provided, however, that the mergers and acquisitions committee has the discretion to require approval by the full board of directors for any acquisition;

•	considering and making recommendations to the full board of directors as to proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management in excess of $10 million;

•	providing reports to the board of directors of its meetings and activities on a regular basis; and

•	reviewing and assessing the adequacy of its charter annually and recommending any modifications to the charter, if and when appropriate, to the board of directors for its approval.

From January 1, 2015 until February 20, 2015, the members of the mergers and acquisitions committee were Messrs. Baum, Coviello and Dieter. Since February 20, 2015, the members of the mergers and acquisitions committee have been and continue to be Ms. Arnold and Messrs. Baum, Coviello and Dieter. Mr. Coviello serves as the chairman of the mergers and acquisitions committee. The mergers and acquisitions committee met four times during fiscal 2015, either in person or by teleconference.

Technology Committee. The technology committee is responsible for assessing the health of our technology strategies and the scope and quality of our intellectual property. Specifically, the technology committee’s responsibilities include:

•	making recommendations to the board of directors as to scope, direction, quality, investment levels and execution of our technology strategies;

•	overseeing the execution of technology strategies formulated by management;

•	providing guidance on technology as it may pertain to, among other things, market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies;

•	providing reports to the board of directors of its meetings and activities on a regular basis; and

•	reviewing and assessing the adequacy of its charter annually and recommending any modifications to the charter, if and when appropriate, to the nominating and governance committee and board of directors for approval.

From January 1, 2015 until May 27, 2015, the members of the technology committee were Messrs. Baum, Coviello and Gyenes. Since May 27, 2015, the date on which Mr. Gyenes’ term as a director expired, the members of the technology committee have been and continue to be Messrs. Baum and Coviello. Mr. Baum serves as the chairman of the technology committee. The technology committee met four times during fiscal 2015, either in person or by teleconference.

Procedures for Recommending Nominees for Our Board of Directors

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and governance committee and the board of directors.

In accordance with the nominating and governance committee’s charter and our corporate governance guidelines, in considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of the Company for its stockholders;

•	candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of the Company;

•	candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience;

•	candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company; and

•	candidates must have, and be prepared to devote, adequate time to the board of directors and its committees.

Our board of directors believes that, in addition to these threshold criteria, the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Accordingly, the nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Instead, in addition to the threshold criteria described above and in accordance with the nominating and governance committee’s charter and our corporate governance guidelines, the nominating and governance committee considers the contributions that a candidate can be expected to make to the collective functioning of our board of directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the board of directors at the time, and other relevant circumstances.

If a stockholder wishes simply to recommend a candidate for consideration as a nominee by the nominating and governance committee, it should submit the recommendation in writing, by mail, courier or personal delivery directed to: Nominating and Governance Committee, c/o Corporate Secretary, One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. A recommendation for a nominee must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	number of EnerNOC shares owned by the recommending stockholder and the time period for which such shares have been held;

•	if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

The recommendation must also be accompanied by the following information concerning the recommended nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the recommended nominee and the recommending stockholder, including any agreements or understandings regarding the recommended nomination;

•	a description of all relationships between the recommended nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•	the contact information of the recommended nominee.

The recommending stockholder must also furnish a statement supporting a view that the recommended nominee possesses the minimum qualifications as set forth above for director nominees and describing the contributions that the recommended nominee would be expected to make to the board of directors and to the governance of the Company and must state whether, in its view, the recommended nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company. The recommendation must also be accompanied by the written consent of the recommended nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the threshold criteria described above.

Our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year as of the date the recommendation was made.

Additional requirements regarding recommending a candidate for consideration as a nominee and minimum qualifications for candidates for nomination are set forth in the nominating and governance committee charter, available at http://investor.enernoc.com/corporate-governance.cfm.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Messrs. Dieter, Glauthier and Haroian. No member of the compensation committee was at any time during fiscal 2015 an officer or employee of ours (or any of our subsidiaries), or was formerly an officer of ours (or any of our subsidiaries). During fiscal 2015, no executive officer of ours served as: (i) a member of the compensation committee (or any other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or any other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of ours.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Healy, our chairman and chief executive officer. Our board of directors has also appointed Mr. Coviello as our lead independent director.

The positions of chairman of the board and chief executive officer of the Company have historically been combined, and Mr. Healy currently holds both positions. We currently believe that it is advantageous to have a chairman with an extensive history with and knowledge of the Company, as is the case with Mr. Healy who is also a founder of EnerNOC, as compared to a comparatively less informed independent chairman. We also believe this board leadership structure is currently appropriate because of the efficiencies achieved in having the role of chairman and chief executive officer combined, and because the detailed knowledge of our day-to-day operations and business that Mr. Healy possesses greatly enhances the decision making processes of the board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without Mr. Healy in attendance, as discussed more fully above under “Executive Sessions of Independent Directors.”

Our board of directors appointed Mr. Coviello as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/chairman of the board. The lead independent director is empowered to, among other duties and responsibilities, preside over board meetings in the absence of the chairman of the board, preside over and establish the agendas for meetings of the independent directors, act as liaison between the chair and the independent directors, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the board of directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the chairman of the board, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Mr. Healy’s history with and knowledge of the Company, and because the lead independent director is empowered to play a significant role in the board of directors’ leadership and in reinforcing the independence of the board of directors, we currently believe that it is advantageous for the Company to combine the positions of chief executive officer and chairman.

Our Board of Directors’ Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of our board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the board of directors has ultimate responsibility for overseeing management’s risk management process, various committees of the board of directors and the lead independent director assist the board of directors in fulfilling that responsibility. The audit committee assists the board of directors in the oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the board of directors in the oversight of the evaluation and management of risks related to our compensation policies and practices. In addition, the lead independent director assists in the determination and implementation of responses to any problematic risk management issues and helps ensure the effective independent functioning of the board of directors in the performance of its oversight responsibilities.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and governance committee will consider issues of diversity among the members of the board of directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience on the board of directors and its committees.

Communicating with the Board of Directors

Our board of directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our audit committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 224-9900. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the board of directors at Attn: Security Holder Communications, Board of Directors, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of the Company that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of ours, such as employees, members of the communities in which we operate our businesses, customers and suppliers, generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to our business or operations.

Corporate Code of Conduct and Ethics and Corporate Governance Guidelines

Our board of directors has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to disclose any amendment to or waiver of a provision of the corporate code of conduct and ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.enernoc.com.

Our board of directors has also adopted corporate governance guidelines, which cover a wide range of subjects such as the role of the board of directors and its responsibilities, board of directors composition and election, committees, director compensation, board of directors and management evaluation and succession planning, and director orientation and training.

Current copies of our corporate code of conduct and ethics, and corporate governance guidelines are available in the “Corporate Governance” section of the “Investors” section of our website at www.enernoc.com. Copies of the corporate code of conduct and ethics, and corporate governance guidelines may also be obtained, free of charge, from us upon a written request directed to: Investor Relations, c/o EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, Massachusetts 02210. For more corporate governance information, you are invited to access the “Corporate Governance” section of the “Investors” section of our website available at www.enernoc.com.

Majority Vote Policy

It is the policy of EnerNOC that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our nominating and governance committee. The nominating and governance committee will consider all of the relevant facts and circumstances and recommend to our board of directors the action to be taken with respect to such offer of resignation. Our board of directors will then act on the nominating and governance committee’s recommendation. Promptly following the board of directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2015 of our chief executive officer, chief financial officer and the other executive officers included in the Summary Compensation Table on page 38, which we refer to in this proxy statement as our “named executives.”

Presentation

We present our Compensation Discussion and Analysis in the following sections:

Executive Summary. In this section, we highlight our corporate performance and certain governance aspects of our executive compensation program.	Page 26

Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	Page 28

Fiscal 2015 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for fiscal 2015.	Page 33

Other Executive Compensation Matters. In this section, we review our severance and change of control benefits, the accounting and tax treatment of compensation, certain compensation policies and the relationship between our compensation program and risk.	Page 35

Executive Summary

Business Overview

We are a leading provider of energy intelligence software, or EIS, and demand response solutions to enterprises, utilities, and electric power grid operators.

Our enterprise customers use our Software-as-a-Service, or SaaS, solutions to improve how they manage and control energy costs for their organizations, while utilities leverage our SaaS solutions to better engage their customers, deliver savings and consumption reductions to help achieve energy efficiency mandates, manage system peaks and grid constraints, and increase demand for utility-provided products and services.

In addition, our demand response solutions provide our utility customers and electric power grid operators with a managed service demand response resource that matches obligation, in the form of megawatts, or MWs, that we agree to deliver to our utility customers and electric power grid operators, with supply, in the form of MWs that are curtailed from the electric power grid through our arrangements with commercial, institutional and industrial end-users of energy. Our demand response solutions are also capable of providing our utility customers with the underlying technology to manage their own utility-sponsored demand response programs and secure reliable demand-side resources.

In addition, we offer premium professional services that support the implementation of our EIS and help our enterprise customers set their energy management strategies, as well as provide energy audits and retro-commissioning.

In fiscal 2015, we made meaningful progress in the multi-year effort to transform our business through growth of our EIS for enterprise and utility customers. In addition to significant organic growth in the annual recurring revenue for our subscription software offerings, we made important product enhancements and organizational improvements during fiscal 2015. As we look to build upon that progress in fiscal 2016 and beyond, our compensation committee will continue to evaluate our compensation policies to ensure that we attract and retain the talent necessary to execute the complex, multi-year transformation of our business and capitalize on the promising energy intelligence software market opportunity.

Our compensation program in fiscal 2015 included unique elements that reflected our evolving business in fiscal 2015, including:

•	Establishing annual bonus plan goals that were directly related to our 2015 operating plan and aligned with our business transformation.

•	Paying our named executives less than their target annual performance-based bonus awards in line with our pay-for-performance philosophy because for fiscal 2015, we did not meet all of our predetermined corporate performance objectives. The total direct compensation paid to our chief executive officer in fiscal 2015 was 17% lower than during the year ended December 31, 2014, or fiscal 2014, and total direct compensation paid to our other named executives in fiscal 2015 was on average 15% lower than in fiscal 2014.

•	Granting equity awards that vest solely based on each named executive’s continued service with the Company in order to provide long-term incentives for our named executives to continue their employment with us.

•	Distributing the annual bonus paid to our chairman and chief executive officer entirely in the form of shares of our common stock in order to align his interests with those of our stockholders.

Corporate Governance Highlights

	What we do		What we don’t do

☑	Design executive compensation program to align pay with performance	☒	No excessive change of control or severance payments

☑	Provide reasonable post-employment and change of control provisions	☒	No repricing of underwater stock options under the 2014 Plan without stockholder approval

☑	Provide “double-trigger” cash change of control benefits	☒	No tax gross-ups

☑	Select peer companies that we compete with for executive talent, and have a similar business and are of similar size as us	☒	No excessive perquisites

☑	Use multi-year vesting for all named executive equity awards	☒	No guaranteed salary increases, bonuses or equity compensation

☑	Solicit advice from an independent compensation consultant reporting directly to our compensation committee

Executive Compensation Program

Objectives, Philosophy and Process

Our compensation program is designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is generally intended to reward the achievement of specified, predetermined corporate performance objectives and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

In determining our executive officer compensation, our compensation committee approves a peer group of companies based on the advice of an independent executive compensation consultant, who is engaged from time to time by our compensation committee to assist our compensation committee in its review of our compensation program. In some cases, including where there is a lack of sufficient peer company data for an executive officer’s position, additional compensation data derived from published executive compensation surveys related to the technology and software industry is also used by our compensation committee. We refer to the data derived from the peer group and the executive compensation surveys together as the market consensus. We refer to the applicable peer group and survey data used by our compensation committee for each named executive’s position as the 2015 market consensus, with respect to the analysis presented to our compensation committee in January 2015 by Towers Watson, the independent executive compensation consultant that was engaged by our compensation committee in late fiscal 2014.

The compensation committee reviews market practices, including market consensus data, for the three major components of our compensation program (i.e., base salary amounts, annual performance-based bonus awards and long-term incentive awards). When reviewing and analyzing the amount of each major component of our compensation program and the total compensation opportunity for our named executives, the compensation committee reviewed each component across the full range of the 2015 market consensus, including at the 25th, 50th and 75th percentiles, for guidance. The compensation committee reviews these pay levels as reference points in its overall decision making, as indicative of the level of compensation necessary to attract and retain top leadership talent, and further motivate our named executives to achieve superior performance and focus on long-term value creation.

The compensation committee also takes other factors into consideration in addition to the market consensus data. When establishing the elements of executive compensation, the compensation committee considers the breadth of responsibilities of each of our executive officers, each executive officer’s historical and anticipated contribution to our performance, our performance, operating budget and expected financial constraints, the need to motivate executive officers to address particular business challenges that are unique to any given year, the independent judgment of our compensation committee and a review of a named executive’s current total compensation. The relative weight, if any, given to each of these factors varies with each individual named executive and with respect to each element of compensation at the sole discretion of the compensation committee.

Peer Group

In January 2015, and as part of its ongoing review, based on information provided by Towers Watson, the compensation committee approved the peer group for named executive compensation purposes, which we refer to as the 2015 peer group. The 2015 peer group was the same peer group that we used in evaluating our named executive compensation components for fiscal 2014. The adoption of the 2015 peer group was completed before the compensation committee’s review and approval of fiscal 2015 named executive officer base salary, bonus targets, and long term equity incentive awards, and was the operative peer group the compensation committee considered with respect to fiscal 2015 compensation amounts. The 2015 peer group continues to reflect our market for executive talent, and the selection criteria included publicly-traded technology and software services companies of similar size, as measured by revenue and market capitalization, at the time the peer group was approved.

The companies comprising the 2015 peer group were:

•	Advent Software

•	Athenahealth, Inc.

•	Blackbaud, Inc.

•	Cass Information Systems, Inc.

•	Constant Contact, Inc.

•	Dealertrack Technologies, Inc.

•	EPAM Systems, Inc.

•	ESCO Technologies, Inc.

•	Interactive Intelligence Group Inc.

•	Itron, Inc.

•	Lionbridge Technologies Inc.

•	Millennial Media, Inc.
•	NetScout Systems, Inc.

•	Pegasystems, Inc.

•	PowerSecure International, Inc.

•	Progress Software Corp.

•	RealPage, Inc.

•	Sapient Corp.

•	Silver Spring Networks, Inc.

•	Synchronoss Technologies, Inc.

•	Tangoe, Inc.

•	TiVo, Inc.

•	Virtusa Corp.

The companies in the 2015 peer group had revenues between $72.5 million to $595 million, except for one company that had revenue at $1.9 billion, as of the most recently completed fiscal year at the time the 2015 peer group was approved. Their market capitalizations were between $197.6 million and $2.2 billion, except for one company that had a market capitalization of $5.3 billion, as of January 16, 2015. When the 2015 peer group was selected, our revenue as of the most recently completed fiscal year was in the 65th percentile of the fiscal year revenues of the 2015 peer group and our market capitalization as of January 16, 2015 was in the 19th percentile of the market capitalizations of the 2015 peer group. In determining the 2015 peer group, our compensation committee placed more emphasis on revenues than market capitalization relative to the 2015 peer group given our increased focus during our transformation on revenue and enterprise annual recurring revenue growth. Other factors, such as number of employees, geographic location of company headquarters, industry sector and financial performance were also considered in developing comparable compensation information used by the Committee. Additionally, the compensation committee also considered executive compensation survey data from technology companies with substantially similar revenues and with which we consistently compete for executive talent.

Elements of Compensation

Compensation for our named executives currently consists of three elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based bonus awards and long-term equity incentive awards. The purpose and key characteristics of each of these elements are summarized below.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee, after reviewing the market consensus data, uses its best professional judgment to determine what it believes to be an appropriate level and mix of various compensation components to achieve the compensation objectives described above. In determining total compensation, we try to balance short-term cash compensation in the form of appropriate base salaries and annual performance-based bonus awards with long-term non-cash compensation in the form of equity incentive awards. Furthermore, because we believe it is important to our success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve our cash resources, a significant portion of our named executives’ total compensation is comprised of performance-based bonus awards and long-term equity awards, which align the named executives’ incentives with the interests of our stockholders.

Element	Purpose	Key Characteristics
Base salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; reflects each executive officer’s experience associated with the position, level of responsibility, skills, knowledge, base salary level in prior years and contributions in prior years; gives executives a degree of certainty in light of having a majority of their compensation at risk

•    Fixed compensation that is reviewed annually and adjusted if and when appropriate after considering recommendations made by our independent compensation consultant and our chief executive officer

•    Typically set in our offer letter to the named executive at the outset of employment, except in the case of our chief executive officer and our president, both of whom entered into employment agreements with the Company at the outset of their employment, which have subsequently been amended

•    None of our named executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary

Annual Performance-Based Bonus Awards	Attracts and retains highly skilled and experienced employees and motivates them to improve short-term operational and financial results that are designed to drive long-term growth and performance

•    Annual bonus award based solely on corporate performance compared to predetermined goals

•    Each named executive has a target bonus percentage equal to a specified percentage of his base salary

•    Generally determined in February or March of each year following the fiscal year of performance

Long-Term Equity Incentive Awards	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term, which aligns directly with our stockholders’ long-term interests; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price, which in turn, provides us with greater stability

•    Restricted stock awards vesting over multi-year periods; the ultimate value realized varies with our common stock price

•    Awarded based on various factors, including the market consensus, responsibilities of the individual executive officer, his or her past performance, anticipated future contributions, prior equity incentive grants, including the vesting schedule of such prior grants, and the executive’s total cash compensation

Element	Purpose	Key Characteristics

•    Typically granted on an annual basis at regularly scheduled meetings of our compensation committee held during the first quarter of each fiscal year or the commencement of an executive’s employment with us, effective following the executive’s first day of employment and awarded on the third trading day of the next open trading window following approval during a closed trading window, or on the third trading day following approval if the approval occurs during an open trading window

•    Our compensation committee uses the “fair value” model to determine the number of shares subject to long-term equity incentive awards where a grant date value is assigned to our long-term equity incentive awards based on dollar value rather than a number of shares

•    Less dilutive than stock options because a lesser number of shares provide the same value as a greater number of stock options

Other compensation	Our named executives receive the same general health and welfare benefits as all of our other employees, which assists in attracting and retaining our executive officers

•    Indirect compensation element consisting of programs such as medical and dental insurance, life and disability insurance and the ability to participate in our 401(k) plan, to which the Company began making discretionary and matching contributions in early 2013

•    Beginning in fiscal 2013, Messrs. Healy and Brewster are entitled to be reimbursed for up to $15,000 per year and Mr. Moses is entitled to be reimbursed for up to $10,000 per year for estate, tax and financial planning expenses and/or related legal fees

Severance and Change of Control Benefits	Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change of control of our Company

•    Provides protection in the event of a termination of employment under specified circumstances, including following a change of control of our Company as described below under “Potential Payments Upon Termination or Change of Control”

Determining and Setting Executive Compensation

Utilizing the philosophy outlined above, our compensation committee reviews and approves the structure of our executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses, in greater detail, the processes and procedures for the consideration and determination of executive compensation that were in effect for fiscal 2015 and any material changes made after the end of fiscal 2015.

Role of Our Compensation Committee and Board of Directors

Our board of directors administers the compensation program for our non-employee independent directors, appoints the members of its compensation committee, and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer compensation program. The compensation committee is composed entirely of independent directors, as defined by Rule 5605(a)(2) of the NASDAQ listing standards. The goal of our compensation committee is to ensure that our executive officer compensation program is aligned with our business goals and objectives and that the total compensation paid to each of our executive officers is fair, reasonable and competitive. Currently, our compensation committee annually reviews overall executive compensation matters and makes decisions regarding all aspects of executive compensation, including decisions regarding the compensation of our chief executive officer, as described below.

Role of Our Executive Officers

Our executive officers who are also members of the board of directors may participate in discussions regarding executive compensation or make recommendations to our compensation committee. However, no executive officer is present during discussions of his or her compensation package or participates directly in approving the amount of any component of his or her own compensation package.

Role of Our Independent Compensation Consultant

In late 2014 and in anticipation of fiscal 2015, our compensation committee engaged Towers Watson, an independent compensation consulting firm, to conduct an annual review and analysis of our executive officer compensation programs and long-term incentive plan for our executive officers and directors. In connection with this review, Towers Watson provided a comprehensive report consisting of market data and analysis in making compensation recommendations applicable to fiscal 2015.

Our compensation committee has analyzed whether the work of Towers Watson as a compensation consultant has raised any conflict of interest, taking into consideration applicable independence factors under SEC rules. Based on these factors, our compensation committee determined that there were no conflicts of interest with respect to Towers Watson providing services to our compensation committee.

Advisory Vote on Executive Compensation

At the 2014 annual meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal and, given the significant level of stockholder support (over 76% of total votes cast), concluded that our compensation program provides a competitive pay-for-performance package that effectively incentivizes our named executives and encourages long-term retention. Accordingly, the compensation committee determined not to make any significant changes to the executive compensation policies or decisions as a result of that vote. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for our named executives. As previously disclosed, our board of directors decided that we will include a stockholder advisory vote on the compensation of our named executive officers in our future proxy materials on a triennial basis until the next required vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur no later than our annual meeting of stockholders in 2017, or until our board of directors otherwise determines a different frequency for such stockholder advisory votes.

Fiscal 2015 Executive Compensation Decisions

Base Salaries and Target Performance-Based Bonus Awards

In February 2015, our compensation committee reviewed the 2015 market consensus data and the company’s 2015 operating plan, including the transition period in our business, and determined that it would be appropriate to maintain the base salaries and target bonus percentages of our named executives at levels consistent with fiscal 2014.

2015 Executive Bonus Plan

In February 2015, our compensation committee approved our 2015 executive bonus plan, or the 2015 bonus plan. Pursuant to the 2015 bonus plan, the 2015 annual performance-based bonus amount for each named executive was based upon our achievement of specified threshold levels of revenue and enterprise annual recurring revenue, or enterprise ARR,1 targets applicable to fiscal 2015, which we refer as the 2015 targets. Each 2015 target accounted for 50% of the 2015 bonus plan. The 2015 targets corresponded with our 2015 operating plan and our compensation committee deemed these financial measurements the best way to measure our corporate performance in fiscal 2015. The 2015 targets were to be foreign exchange neutral as determined in accordance with the 2015 operating plan approved by our board of directors and adjusted to account for any future mergers or acquisitions by the Company. The 2015 bonus plan included threshold levels of performance, below which no payouts would be made and a cap on the payout level for overachievement as follows:

•	Revenue: The 2015 revenue target was $433 million. If the Company achieved full year 2015 revenues of $390 million to $433 million, 50% to 100% of the portion of the 2015 bonus amount attributable to the 2015 revenues would be awarded. If the Company achieved full year 2015 revenues of $437 million to $476 million, 105% to 150% of the portion of the 2015 bonus amount attributable to the 2015 revenues would be awarded; provided that if the Company achieved full year 2015 revenues of greater than $476 million, then an additional amount could be awarded in the discretion of the compensation committee, subject to a cap of two times the portion of the 2015 bonus amount attributable to the 2015 revenues; and

•	Enterprise ARR: The 2015 enterprise ARR target was $71 million. If the Company achieved full year 2015 enterprise ARR of $60.4 million to $71 million, 25% to 100% of the portion of the 2015 bonus amount attributable to the 2015 enterprise ARR would be awarded. If the Company achieved full year 2015 enterprise ARR of $72.1 million to $88.7 million, 105% to 200% of the portion of the 2015 bonus amount attributable to the 2015 enterprise ARR would be awarded.

The 2015 bonus amounts for the named executives were payable in cash or shares of our common stock, subsequent to the certification of the achievement of the 2015 targets by the compensation committee, except for our chairman and chief executive officer, who receives his 2015 bonus amount in shares of our common stock pursuant to the terms of his employment agreement.

[1]	The term “enterprise ARR” describes the annual recurring revenue from our contracts with enterprise customers, defined as all contracted subscription revenue, exclusive of non-recurring or one-time fees, from enterprise customers under active (i.e. non-expired or non-terminated) contracts at period end, normalized for a one-year period regardless of payment mechanism or timing. Non-recurring or one-time fees include fees related to site installation or setup, discrete consulting or project based fees, and non-recurring professional services fees.

Amount of Annual Performance-Based Bonus Awards Earned for 2015

In February 2016, our compensation committee met to determine the bonus payments for fiscal 2015 performance. The compensation committee reviewed the achievement of our 2015 targets in approving the amount of annual performance-based bonus awards to be paid to our named executives for performance during fiscal 2015.

For fiscal 2015, the compensation committee determined that we achieved 52% of our 2015 targets, which we refer to as the 2015 bonus percentage, based on the following achievements for fiscal 2015, as adjusted to be foreign exchange neutral as determined in accordance with the 2015 operating plan approved by our board of directors and adjusted to account for mergers and acquisitions that occurred during 2015:

•	revenue of $404.8 million; and

•	enterprise ARR of $61.8 million.

In determining the 2015 bonus percentage, the compensation committee made the following adjustments to the Company fiscal 2015 reported revenue and enterprise ARR to reflect the impact of foreign exchange movement and to account for mergers and acquisitions that occurred during 2014:

•	$5.2 million increase to reported revenue for fiscal 2015 to remove the impact of foreign exchange movement; and

•	$0.4 million increase to reported enterprise ARR for fiscal 2015 to remove the impact of foreign exchange movement.

After examining our financial and operating results and each named executive’s performance during 2015, the compensation committee determined that the amounts of the annual performance-based bonus awards earned by Messrs. Healy, Brewster, Moses, Cushing and Remley for fiscal 2015 performance were as follows:

Name and Position	2015 Target Bonus Amount (% of Base Salary)	2015 Performance-Based Bonus Amount (% of Base Salary)	2015 Performance-Based Bonus Amount
Timothy Healy (1)	85%	44.2%	$265,200
Chairman and Chief Executive Officer

David Brewster	80%	41.6%	$218,400
President

Neil Moses	80%	41.6%	$205,900
Chief Operating Officer and Chief Financial Officer

Matthew Cushing	50%	26.0%	$84,500
Vice President and General Counsel

Micah Remley	50%	26.0%	$80,600
Senior Vice President of Product Strategy

(1)	Mr. Healy received, pursuant to the terms of his amended employment agreement, 100% of his 2015 bonus amount in fully vested shares of our common stock granted on the third business day after the announcement of our fiscal 2015 earnings, or March 1, 2016, for the number of shares obtained by dividing the dollar value of his 2015 bonus amount by our closing stock price on such date, rounded down to the nearest share.

2015 Long-Term Equity Incentive Grants

In February 2015, the compensation committee granted restricted stock awards to our named executives, which would vest based on each named executive’s continued service with the Company, in order to align the named executives’ ownership interests with the long-term interests of our stockholders and retain our talented named executives through our business transition as discussed above in “Executive Summary.” Our compensation committee approved a dollar value for each named executive’s restricted stock award after reviewing the market consensus data for long-term incentive awards and the total compensation opportunity for each named executive and considering the other factors described above under “Executive Compensation Program – Objectives, Philosophy and Process,” including the need to retain and motivate our named executives to address the particular business challenges that were unique to fiscal 2015. Each dollar value was then divided by the average closing price of our common stock for the thirty trading days preceding and including the grant date to determine the number of shares subject to each award. That method yielded the following restricted stock awards: a restricted stock award for 172,306 shares to Mr. Healy, a restricted stock award for 97,760 shares to Mr. Brewster, a restricted stock award for 83,786 shares to Mr. Moses, a restricted stock award for 53,586 shares to Mr. Dixon, a restricted stock award for 39,785 shares to Mr. Cushing, and a restricted stock award for 38,573 shares to Mr. Remley. The restricted stock awards granted in February 2015 vest over a four-year period, at a rate of 25% on the first anniversary of the grant date and quarterly thereafter at a rate of 6.25% on the first day of each subsequent calendar quarter, subject to each named executive’s continued employment.

Other Executive Compensation Matters

Severance and Change of Control Benefits

We provide protections for our named executives by including severance and change of control provisions in their employment or severance agreements, as the case may be, as well as the equity agreements that the named executives enter into with us under our 2007 Stock Plan and 2014 Plan. We provide these protections in order to attract and retain highly skilled and experienced executive officers, ensure stability and structure, and align the interests of our executives with those of our stockholders. We believe that the change of control and severance provisions applicable to our named executives allow us to remain at a competitive level that is commensurate with our size, industry and sustained performance. None of the agreements with our named executives provide for the gross up of any excise taxes imposed by section 4999 of the Internal Revenue Code of 1986, as amended, or the “code.”

Mr. Healy and Mr. Brewster, if terminated other than for cause, or if they terminate their own employment for good reason, will receive severance payments equal to 1.66 times the amount of their respective annual base salary and their respective annual performance-based target bonus amount in effect on the date of such termination paid in equal monthly installments over 20 months. Under the same circumstances, we are required to pay (i) Mr. Moses in twelve equal monthly installments an amount equal to 100% of his then-current annual base salary and his annual performance-based target bonus in effect on the date of termination and (ii) Messrs. Cushing and Remley in six equal monthly installments an amount equal to 50% of his then-current annual base salary and 50% of his annual performance-based target bonus in effect on the date of termination. We believe that the increased difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

In the event of a change of control in which we are valued at $75 million or greater, the vesting of all unvested equity awards granted to Messrs. Healy, Brewster, Moses and Cushing will accelerate in full, and the vesting of 50% of all unvested equity awards granted to Mr. Remley will accelerate in reverse chronological order starting with the last vesting event. We believe that single-trigger equity vesting acceleration mechanisms incentivizes such named executives to achieve corporate performance objectives and rewards them for their part in increasing our value.

In addition and pursuant to the severance agreements that we entered into with Mr. Moses upon commencement of his employment in April 2013 and with Mr. Cushing upon commencement of his employment in June 2013, in the event they are terminated other than for cause, or if they terminate their own employment for good reason, to the extent Mr. Moses or Mr. Cushing hold any equity awards under the 2007 Stock Plan, the 2014 Plan or any subsequent stock plan of the Company, such equity awards shall continue to vest for a period of six months following Mr. Moses’ or Mr. Cushing’s termination, provided that with respect to any such equity awards that are subject to performance-based vesting criteria, such vesting will occur only if such performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such equity awards that vest during such six month period include options, Mr. Moses will have three months from the date of termination of such six month period to exercise such options and Mr. Cushing will have three days from the date of termination of such six month period to exercise such options. At the end of such three month or three day period, as applicable, such options shall terminate.

Mr. Dixon vacated his position as our senior vice president of global sales in May 2015. In connection with his separation from the Company, Mr. Dixon received a severance payment pursuant to the terms of his severance agreement, as amended, which we refer to as the Dixon agreement. Pursuant to the Dixon agreement, we were required to pay him in twelve equal monthly installments an amount equal to 100% of his respective then-current annual base salary and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay and reasonable and necessary expenses incurred on behalf of us prior to the termination date. In addition, and for a period of twelve months following the termination date, we were required to maintain, on the same terms, any benefits that Mr. Dixon was receiving from us as of the termination date.

Any severance amount payable to a named executive is contingent on such named executive’s execution of a mutual release of claims with the Company. Our severance and change of control provisions for our named executives and the definitions of cause, good reason, and change of control are summarized below under “Potential Payments Upon Termination or Change of Control.” Our analysis of our severance and change of control provisions indicates that they are standard and in the market range of such terms for similarly situated named executives.

Ownership Guidelines

We currently do not require our executive officers to own a particular amount of our common stock. Our compensation committee is satisfied that stock, stock option, restricted stock and restricted stock unit holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interest with those of our stockholders. As of March 31, 2016, our chairman and chief executive officer beneficially owned 4.1% of our common stock, which significantly aligns his interests with those of our stockholders.

Clawback Policy

As a public company, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, the chief executive officer and chief financial officer may be legally required to reimburse our company for certain bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. We intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act compliant clawback policy as soon as the requirements of such clawbacks are more clearly defined by the SEC.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed our executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, as well as program analysis, to identify risk and risk control related to the programs. We utilize a compensation structure consisting of base salary, performance-based bonus awards, equity awards and other benefits that are generally uniform in design and operation throughout the Company and with all levels of employees. Our compensation policies and practices are centrally designed and administered, and are substantially identical for all of our employees except for our sales personnel, who are paid primarily on a sales commission basis. In addition, our compensation policies are designed so that the compensation mix is not overly focused on either short-term or long-term incentives.

Our performance-based compensation is based on a balanced set of company-related metrics. These company-related metrics include our achievement of certain financial targets applicable to a certain fiscal year, as set by our board of directors. Performance-based compensation is paid, and in the case of performance-based equity awards, vest, only after the compensation committee has reviewed the financial results for the performance year. Our long-term incentives are primarily based on stock appreciation, which aligns employees’ long-term interests with those of our stockholders and generally encourage a long-term view.

Our executive compensation policies and practices are overseen by the compensation committee, which is comprised of independent directors. Management discussed our risk assessment process regarding our compensation programs with the compensation committee and the full board of directors, which agreed with management’s conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

In making compensation decisions affecting our named executives, the compensation committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the compensation committee considers the requirements and the impact of Section 162(m) of the code, or Section 162(m), which generally disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and certain other highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). While the compensation committee is mindful of deductibility for tax purposes of the named executives’ compensation, the compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the compensation committee has not adopted a policy that requires that compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the compensation committee is not a guarantee of deductibility under Section 162(m). The compensation committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders.

In accordance with generally accepted accounting standards, stock-based compensation cost for awards granted to employees is measured at grant date, based on the estimated fair value of the awards, and is recognized as an expense ratably over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Executive Compensation

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2015, 2014 and 2013 to (1) our chief executive officer, (2) our chief financial officer, (3) our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, during fiscal 2015, and (4) our former senior vice president, who is included in this proxy statement in accordance with Item 402(a)(3)(iv) of Regulation S-K.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)		Total ($)
Timothy Healy	2015	602,308		2,043,549		265,200	(3)	10,374		2,921,431
Chairman	2014	602,308		2,577,500		474,300	(4)	7,860		3,661,968
and Chief Executive Officer	2013	602,931		2,934,200		99,995	(5)	2,740		3,639,866

David Brewster	2015	527,019		1,159,433		218,400		1,461		1,906,313
President	2014	527,019		1,823,921		390,600	(4)	1,452		2,742,992
	2013	527,489		1,898,600		158,755	(5)	2,971		2,587,814

Neil Moses	2015	499,904		993,701		205,900		13,572		1,713,077
Chief Operating Officer and Chief Financial Officer	2014	496,904		1,679,932		358,280		13,532		2,548,648
	2013	346,500		2,625,600		275,068	(6)	13,175		3,260,344

Matthew Cushing	2015	326,250		471,850		84,500		2,874		885,474
Vice President and General Counsel	2014	326,250		479,972		161,125		2,740		970,087
	2013	170,000		467,280		91,101	(6)	2,625		731,006

Micah Remley	2015	308,577		457,475		80,600		2,749		849,401
Senior Vice President of Product Strategy

Gregg Dixon(8)	2015	168,954		635,529		—		757,388	(9)	1,561,871
Former Senior Vice President of	2014	326,908		1,439,936		332,588		3,103		2,102,534
Global Sales	2013	83,488	(7)	1,707,090	(7)	45,245	(5)	3,721		1,839,544

(1)	These amounts represent the aggregate grant date fair value for stock awards and option awards for fiscal years 2015, 2014, and 2013, respectively, computed in accordance with Accounting Standards Codification 718, Stock Compensation, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 11 to our audited consolidated financial statements included in our 2015 Form 10-K. See also our discussion in our 2015 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”
(2)	Amounts include 401(k) matching contributions, tax planning benefits, life insurance premiums, and severance as applicable. The 2015 total for Mr. Moses includes a $10,000 tax planning benefit, $2,500 401(k) match and $1,072 in life insurance premiums. The 2015 total for Mr. Healy includes a $7,500 tax planning benefit, $2,500 401(k) match and $374 in life insurance premiums. The 2015 total for Mr. Dixon includes $698,750 of severance, $24,875 of accrued vacation, $20,000 of outplacement benefits, $11,097 of post-term benefits, $2,500 401(k) match and $166 in life insurance premiums.

(3)	Mr. Healy received, pursuant to the terms of his amended employment agreement, 100% of his 2015 bonus amounts in fully vested shares of our common stock granted on the third business day after the announcement of our fiscal 2015 earnings, or March 1, 2016, equal to the number of shares obtained by dividing the dollar value his 2015 bonus amount by our closing stock price on such date, rounded down to the nearest share.
(4)	Mr. Healy received, pursuant to the terms of his amended employment agreement, and Mr. Brewster elected to receive, 100% of their respective 2014 bonus amounts in fully vested shares of our common stock granted on the third business day after our fiscal 2014 earnings call, or March 3, 2015, equal to the number of shares obtained by dividing the dollar value of their respective 2014 bonus amounts by our closing stock price on such date, rounded down to the nearest share.
(5)	In February 2013, the compensation committee approved an increase in Messrs. Healy’s, Brewster’s, and Dixon’s base salaries and an increase in Mr. Brewster’s target bonus amounts. Each of Messrs. Healy, Brewster and Dixon elected to receive 100%, 0%, and 100%, respectively, of the increased 2013 performance-based target bonus amount above the 2013 performance-based target bonus amounts in shares of our common stock (which amounts are included as Non-Equity Incentive Plan Compensation given that they were expected to be paid in cash and therefore accrued under Accounting Standards Codification 710, Compensation—General, or ASC 710), with the remainder of the excess of Mr. Brewster’s amount being paid in cash.
(6)	The amounts shown were paid to each of Messrs. Moses and Cushing in March 2014 under the 2013 bonus plan.
(7)	Mr. Dixon elected to participate in the 2013 salary-for-equity program and he was granted 20,338 shares of restricted stock in exchange for $240,000 of his salary.
(8)	Mr. Dixon vacated his position as senior vice president of global sales, effective as of the close of business on May 15, 2015.
(9)	Represents severance amounts paid to Mr. Dixon upon his separation from the Company.

Grants of Plan-Based Awards in Fiscal 2015

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during fiscal 2015 to each of our named executives.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) Target	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards ($)(1)
Timothy Healy	3/3/2015	2/26/2015	—	39,992	(2)	474,305
	3/3/2015	2/26/2015	—	172,306	(3)	2,043,549

David Brewster	3/3/2015 3/3/2015	2/26/2015 2/26/2015	— —	32,934 97,760	(2) (3)	390,597 1,159,433

Neil Moses	3/3/2015	2/26/2015	—	83,786	(3)	993,702

Matthew Cushing	3/3/2015	2/26/2015	—	39,785	(3)	471,850

Micah Remley	3/3/2015	2/26/2015	—	38,573	(3)	457,476

Gregg Dixon	3/3/2015	2/26/2015	—	53,586	(3)	635,530

(1)	Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation please see Notes 1 and 11 to our audited consolidated financial statements included in our 2015 Form 10-K. See also our discussion in our 2015 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	Mr. Healy received, pursuant to the terms of his amended employment agreement, and Mr. Brewster elected to receive, 100% of their respective 2014 bonus amount under in fully vested shares of our common stock, which were issued under the 2014 Plan and granted on March 3, 2015.
(3)	Represents a restricted stock award granted to the named executive.

Employment Agreements

Timothy Healy. Pursuant to Mr. Healy’s second amended and restated employment agreement dated March 1, 2010, as amended, in effect as of December 31, 2015, and to actions taken by the compensation committee, Mr. Healy was eligible to receive an annual base salary of $600,000 per year.

David Brewster. Pursuant to Mr. Brewster’s second amended and restated employment agreement dated March 1, 2010, in effect as of December 31, 2015, and to actions taken by the compensation committee, Mr. Brewster was eligible to receive an annual base salary of $525,000 per year.

For a more detailed discussion of these employment agreements, see the section below titled “Potential Payments Upon Termination or Change of Control.”

2015 Executive Bonus Plan

In February 2015, our compensation committee approved our 2015 executive bonus plan, or the 2015 bonus plan. Pursuant to the 2015 bonus plan, the 2015 annual performance-based bonus amount for each named executive would be determined based upon our achievement of certain predetermined corporate performance objectives and targets approved by the compensation committee. For 2015, the targets consisted of specified threshold levels of revenue and enterprise annual recurring revenue targets applicable to fiscal 2015, which we refer as the 2015 targets and are described above under “Annual Performance-Based Bonus Awards.” Each 2015 target accounted for 50% of the 2015 bonus plan. The 2015 targets were to be foreign exchange neutral as determined in accordance with the 2015 operating plan approved by our board of directors and adjusted to account for any future mergers or acquisitions by the Company. Our board of directors deemed these financial measurements as the best way to measure our corporate performance in fiscal 2015 and, if these measurements were achieved, that the likely result would be an increase in long-term stockholder value.

Should the named executive remain employed by the Company and upon achievement of the applicable corporate performance objectives, the 2015 bonus amount for the named executives will be payable in cash or shares of common stock of the Company, subsequent to the certification of the achievement of the 2015 targets by the compensation committee, which certification occurred on February 22, 2016, except for our chairman and chief executive officer, who received his 2015 bonus amount in shares of common stock following the certification described above pursuant to the terms of his employment agreement.

Fiscal 2015 Equity Awards

All of the restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2014 Plan. Subject to the terms of the 2014 Plan and the restricted stock agreements issued in connection with these grants, each of the restricted stock awards granted in fiscal 2015 vests over a four-year period, with 25% of the award vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter, subject to each named executive’s continued employment. Some of our restricted stock awards may vest upon certain changes of control and others may vest upon a termination or a termination following a change of control as discussed below under “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards At Fiscal Year-End

The following table shows stock options, unvested restricted stock unit awards and unvested restricted stock awards outstanding on December 31, 2015, the last day of fiscal 2015, held by each of the named executives.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable	Number of Securities Underlying Unexercised Options, Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Timothy Healy	25,000	—	38.13	6/29/2017
	100,000	—	28.59	2/18/2020
					6,750	(2)	25,988
					53,125	(3)	204,531
					70,311	(4)	270,697
					172,306	(5)	663,378

David Brewster	7,428	—	0.51	5/11/2016
	88,466	—	0.51	12/7/2016
	2,920	—	7.54	2/7/2017
	20,000	—	38.13	6/29/2017
	53,000	—	28.59	2/18/2020
					3,375	(2)	12,994
					34,375	(3)	132,344
					49,756	(4)	191,561
					97,760	(5)	376,376

Neil Moses					45,872	(4)	176,434
					60,000	(6)	231,000
					83,786	(5)	322,576

Matthew Cushing					13,093	(4)	50,408
					13,500	(7)	51,975
					39,785	(5)	153,172

Micah Remley	213	—	7.54	2/7/2017
	2,511	—	16.60	4/25/2017
	500	—	13.76	2/28/2018
	1,583	—	19.94	7/16/2018
	250	—	25.05	11/16/2020
	4,000	—	19.28	2/28/2021
					630	(8)	2,426
					7,809	(3)	30,065
					18,750	(9)	72,188
					38,573	(5)	148,506

(1)	Assumes a price per share of our common stock of $3.85, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2015.
(2)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on March 1, 2013 and lapses as to an additional 6.25% of the shares per quarter thereafter.
(3)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on February 15, 2014 and lapses as to an additional 6.25% of the shares per quarter thereafter.

(4)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on March 17, 2015 and lapses as to an additional 6.25% of the shares per quarter thereafter.
(5)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on March 3, 2016 and lapses as to an additional 6.25% of the shares per quarter thereafter.
(6)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on April 22, 2014 and lapses as to an additional 6.25% of the shares per quarter thereafter.
(7)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on June 11, 2014 and lapses as to an additional 6.25% of the shares per year thereafter.
(8)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on September 26, 2013 and lapses as to an additional 6.25% of the shares per year thereafter.
(9)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on April 11, 2015 and lapses as to an additional 6.25% of the shares per year thereafter.

Option Exercises and Stock Vested in Fiscal 2015

The following table shows information regarding exercises of options to purchase shares of our common stock and vesting of restricted stock and restricted stock unit awards held by each named executive during fiscal 2015. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock on the date the options were exercised. The value realized on vesting of restricted stock and restricted stock unit awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Timothy Healy	42,342	281,150	185,431	2,086,838	(3)
David Brewster	44,140	385,330	123,882	1,389,586	(4)
Neil Moses			75,644	843,922	(5)
Matthew Cushing			19,184	193,732	(6)
Micah Remley			22,070	246,164	(7)
Gregg Dixon	11,342	61,093	48,199	648,964	(8)

(1)	The amount shown in this column does not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options. The amount shown represents the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2)	The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on The NASDAQ Global Market on the applicable vesting date.
(3)	This amount includes 81,745 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $893,666.
(4)	This amount includes 50,763 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $546,606.
(5)	This amount includes 30,598 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $329,218.
(6)	This amount includes 6,423 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $65,504.
(7)	This amount includes 7,329 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $82,659.
(8)	This amount includes 17,481 shares which were withheld for tax purposes upon vesting of the restricted shares. The value of these shares on the date of withholding was $228,786.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into agreements that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive assuming that certain termination or change of control events occur. The tables assume that each event occurred on December 31, 2015, the last day of fiscal 2015, and reflects salaries and bonuses payable on that date. For purposes of the tables below, we have assumed a price per share of our common stock of $3.85, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2015.

Timothy Healy, Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$996,000(1)	$0
Performance-Based Target Bonus	$846,600(2)	$0
Acceleration of Vesting of Equity	N/A	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A	302,492 shares $1,164,594
Post-Term Benefits	$ 36,845	N/A

Total:	$1,879,445	$1,164,594

(1)	Amount equals 1.66 times Mr. Healy’s annual base salary in effect on December 31, 2015.
(2)	Amount equals 1.66 times Mr. Healy’s annual performance-based target bonus in effect on December 31, 2015.

Pursuant to our second amended and restated employment agreement with Mr. Healy in effect on December 31, 2015, as amended, which we refer to as the Healy agreement, if Mr. Healy’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Healy agreement, if Mr. Healy’s employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him over 20 months an amount equal to 1.66 times the amount of his annual base salary and his annual performance-based target bonus amount in effect on the date of such termination in equal monthly installments. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Healy was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Healy under any insurance plans, we are required to pay Mr. Healy such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, pursuant to the Healy agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Healy’s unvested equity awards shall become immediately vested and exercisable.

Under the Healy agreement, good reason means: (i) a substantial reduction in Mr. Healy’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Healy’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Healy agreement, without his consent. Under the Healy agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Healy’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Healy of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Healy’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Healy’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Healy agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

David Brewster, President

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$871,500(1)	$0
Performance-Based Target Bonus	$697,200(2)	$0
Acceleration of Vesting of Equity	N/A	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A	185,266 shares $713,274
Post-Term Benefits	$ 36,845	N/A

Total:	$1,605,545	$713,274

(1)	Amount equals 1.66 times Mr. Brewster’s annual base salary in effect on December 31, 2015.
(2)	Amount equals 1.66 times Mr. Brewster’s annual performance-based target bonus in effect on December 31, 2015.

Pursuant to our second amended and restated employment agreement with Mr. Brewster in effect on December 31, 2015, which we refer to as the Brewster agreement, if Mr. Brewster’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Brewster agreement, if Mr. Brewster’s employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him over 20 months an amount equal to 1.66 times the amount of his annual base salary and his annual performance-based target bonus amount in effect on the date of such termination in equal monthly installments. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brewster was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brewster under any insurance plans, we are required to pay Mr. Brewster such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. Pursuant to the Brewster agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Brewster’s unvested equity awards shall become immediately vested and exercisable.

Under the Brewster agreement, good reason means: (i) a substantial reduction in Mr. Brewster’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Brewster’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Brewster agreement, without his consent. Under the Brewster agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Brewster’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Brewster of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Brewster’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Brewster’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Brewster agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Neil Moses, Chief Operating Officer and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$495,000(1)	$0
Performance-Based Target Bonus	$396,000(2)	$0
Acceleration of Vesting of Equity	Vesting of all equity awards that would otherwise vest in the six months following termination	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	56,368 shares $217,017	189,658 shares $730,183
Post-Term Benefits	$26,452	N/A

Total:	$1,134,469	$730,183

(1)	Amount equals twelve months of annual base salary.
(2)	Amount equals the annual performance-based target bonus.

In connection with the commencement of Mr. Moses’ employment, we also entered into a severance agreement with Mr. Moses, which was in effect on December 31, 2015 and which we refer to as the Moses agreement. Pursuant to the terms of the Moses agreement, if Mr. Moses’ employment is terminated by us without cause or by Mr. Moses for good reason, we are required to pay him in twelve equal monthly installments an amount equal to 100% of his then-current annual base salary and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of twelve months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Moses was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Moses under any insurance plans, we are required to pay Mr. Moses such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, in the event of such a termination, to the extent Mr. Moses holds any equity awards subject to future performance vesting under the 2007 Stock Plan or any subsequent stock plan of the Company, such performance-based equity awards shall remain in effect for a period of six months following Mr. Moses’ termination and Mr. Moses will vest with respect to such performance-based equity awards if the applicable performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such performance-based equity awards that vest during such six month period includes performance-based options, Mr. Moses will have three months from the date of being notified of the vesting of such performance-based options to exercise such options. At the end of such three month period, such options shall terminate. In the event that Mr. Moses has any equity awards that vest based on time, if the Company terminates Mr. Moses without cause or if Mr. Moses terminates for good reason, then the vesting of such time-based equity awards shall be accelerated by six months as of the date of such termination and Mr. Moses shall have three months from the termination date to exercise any such time-based equity awards that are stock options. In the event of a change of control event in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Moses’ unvested equity awards shall be fully accelerated on the closing of such event.

Matthew Cushing, Vice President and General Counsel

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$162,500(1)	$0
Performance-Based Target Bonus	$81,250(2)	$0
Acceleration of Vesting of Equity	Vesting of all equity awards that would otherwise vest in the six months following termination	100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	19,843 shares $76,396	66,378 shares $255,555
Post-Term Benefits	$11,054	N/A

Total:	$331,200	$255,555

(1)	Amount equals six months of annual base salary.
(2)	Amount equals 50% of the annual performance-based target bonus.

In connection with the commencement of Mr. Cushing’s employment, we also entered into a severance agreement with Mr. Cushing, which was in effect on December 31, 2015 and which we refer to as the Cushing agreement. Pursuant to the terms of the Cushing agreement, if Mr. Cushing’s employment is terminated by us without cause or by Mr. Cushing for good reason, we are required to pay him in six equal monthly installments an amount equal to 50% of his then-current annual base salary and 50% of his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of six months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Cushing was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Cushing under any insurance plans, we are required to pay Mr. Cushing such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, in the event of such a termination, to the extent Mr. Cushing holds any equity awards subject to future vesting under the 2007 Stock Plan or any subsequent stock plan of the Company, such equity awards will continue to vest for a period of six months from the date of his termination, provided that with respect to any such equity awards that are subject to performance-based vesting criteria, such vesting will occur only if such performance-based vesting criteria are achieved within six months from the date of his termination. In the event that any such equity awards that vest during such six month period includes options, Mr. Cushing will have three business days from the date of termination of such six month period to exercise such options. In the event of a change of control event in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Cushing’s unvested equity awards shall be fully accelerated on the closing of such event.

Micah Remley, Senior Vice President of Product Strategy

	Termination	Change of Control
Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason
Base Salary	$155,000 (1)	$0	$155,000 (1)
Performance-Based Target Bonus	$77,500 (2)	$0	$77,500 (2)
Acceleration of Vesting of Equity	N/A	Immediate vesting of 50% of all unvested equity awards in reverse chronological order	Immediate vesting of 100% of all equity awards
Number of Stock Options and Value upon Termination	N/A	N/A	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A	32,881 shares $126,592	65,762 shares $253,184
Post-Term Benefits	$11,054	N/A	$11,054

Total:	$243,554	$126,592	$496,737

(1)	Amount equals six months of annual base salary.
(2)	Amount equals 50% of the annual performance-based target bonus.

Pursuant to our severance agreement with Mr. Remley in effect on December 31, 2015, which we refer to as the Remley agreement, if Mr. Remley’s employment is terminated by us without cause or by Mr. Remley for good reason, we are required to pay him in six equal monthly installments an amount equal to 50% of his then-current annual base salary and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of six months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Remley was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Remley under any insurance plans, we are required to pay Mr. Remley such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In the event of a change of control in which we are valued at $75 million or greater, the vesting of 50% of all unvested equity awards granted to Mr. Remley will accelerate in reverse chronological order starting with the last vesting event. If Mr. Remley’s employment is terminated by us without cause or by Mr. Remley for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Remley shall become immediately vested and exercisable.

Certain Definitions Under Termination of Employment and Change of Control Arrangements

Under our severance agreements with Messrs. Moses, Cushing and Remley, good reason includes (i) a substantial reduction in the named executive’s then current base salary, without the named executive’s consent; or (ii) material and continuing diminution of the named executive’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the respective severance agreement without the named executive’s consent. In addition, under the Cushing agreement, good reason also includes (i) relocation of Mr. Cushing’s principal place of employment 50 miles or more outside of downtown Boston, Massachusetts or (ii) the Company’s material breach of any written agreement between the Company and Mr. Cushing. Under the severance agreements with Messrs. Moses, Cushing and Remley, cause includes: (i) willful failure to perform, or gross negligence in the performance of, the named executive’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by the named executive of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) the named executive’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) the named executive’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under our severance agreements with Messrs. Moses and Remley, change of control includes (i) the sale of all or substantially all of our assets or our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation. Under the Cushing agreement, change of control includes (i) the sale of all or substantially all of our assets or more than 50% of our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Gregg Dixon, Former Senior Vice President of Global Sales

Effective as of the close of business on May 15, 2015, Mr. Dixon vacated his position as senior vice president of global sales. We and Mr. Dixon agreed that Mr. Dixon would remain employed by us as a special advisor until on or around June 15, 2015 in order to assist us with this transition. Mr. Dixon received severance under his previously-disclosed severance agreement. The following table summarizes the payments to Mr. Dixon that were made in connection with his separation:

Executive Benefits	Payments Upon Termination
Base Salary	$325,000	(1)
Performance-Based Target Bonus	$373,750	(2)
Acceleration of Vesting of Equity	N/A
Number of Stock Options and Value upon Termination	N/A
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A
Post-Term Benefits	$11,097
Total:	$709,847

(1)	Amount equals twelve months of annual base salary.
(2)	Amount equals the annual performance-based target bonus.

Non-Employee Director Compensation in Fiscal 2015

The following table shows the total compensation paid or accrued during fiscal 2015 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Kirk Arnold	65,000	119,821	(4)	184,821
James Baum	70,000	119,821	(4)	189,821
Arthur Coviello	95,000	119,821	(4)	214,821
Richard Dieter	82,500	119,821	(4)	202,321
TJ Glauthier	80,000	119,821	(4)	199,821
Gary Haroian(2)	33,750	212,887	(5)	246,637
Peter Gyenes(3)	33,750	59,911	(6)	93,661

(1)	These amounts represent the aggregate grant date fair value for stock awards granted in fiscal 2015 computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 9 to our audited consolidated financial statements included in our 2015 Form 10-K. See also our discussion in our 2015 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”
(2)	Mr. Haroian was elected to our board of directors on July 13, 2015.
(3)	Mr. Gyenes ceased serving as a member of our board of directors on May 27, 2015.
(4)	Represents a fully-vested stock award of 12,340 shares of our common stock granted on May 27, 2015, the grant date fair value of which was $9.71 in connection with the annual equity grant to directors.
(5)	On July 16, 2015, Mr. Haroian was granted a restricted stock award of 24,812 shares of our common stock, the grant date fair value of which was $8.58, in connection with his initial appointment to the board of directors. The restricted shares awarded vest over a three year period at a rate of 8.33% per quarter. As of December 31, 2015, the last day of fiscal 2015, 22,744 shares of common stock subject to this restricted stock award were unvested.
(6)	On May 27, 2015, Mr. Gyenes was granted a fully-vested stock award of 6,170 shares of our common stock, the grant date fair value of which was $9.71 in connection with the annual equity grant to directors.

Non-Employee Director Compensation Policy

The compensation committee has a policy of evaluating compensation for the non-employee directors on a biennial basis, which evaluation was performed in fiscal 2014 and is scheduled to be evaluated again in fiscal 2016. In February 2015, the committee discussed current director compensation trends with its independent compensation consultant and determined that it was appropriate to leave all director compensation levels consistent with those in effect in fiscal 2014. The Compensation Committee decided to make the annual non-employee director equity awards near the time of the annual meeting to align with director elections.

Pursuant to the amended director compensation policy in effect during fiscal 2015 and upon his or her initial appointment to our board of directors, each non-employee director who is not associated with our principal stockholders receives such number of shares of restricted stock, restricted stock units and/or a non-qualified stock option to purchase such number of shares of our common stock as determined by the compensation committee of the board of directors on the date of grant in accordance with the fair value model, using the average closing price of our common stock as quoted on such exchange or market on which our common stock is listed for the thirty trading days preceding the date of grant. These restricted stock, restricted stock unit and/or stock option awards, which we refer to as the initial director grants, vest over a three-year period, at a rate of 8.33% per quarter. Any vested and unexercised stock options granted pursuant to the amended director compensation policy will terminate on the earlier of seven years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director’s death or disability. Any unvested restricted stock or restricted stock unit award granted pursuant to the amended director compensation policy will be immediately forfeited to the Company if the recipient ceases to serve as a director, except in the case of death or disability, in which event any restricted stock or restricted stock units that remain subject to forfeiture provisions that lapse periodically shall continue to vest to the extent of a pro rata portion of the restricted stock or restricted stock units subject to the grant through the date of the recipient’s death or disability as would have vested had such recipient not died or become disabled. The exercise price of any stock option granted pursuant to the amended director compensation policy is equal to the fair market value of our common stock on the date of grant.

In the event of a change of control (as defined below), the vesting of all outstanding restricted shares, restricted stock units and/or options granted after February 2014 to each non-employee director will be accelerated in full. Under the amended director policy, “change of control” means: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the board of directors does not approve; (ii) a merger or consolidation of the Company whether or not approved by the board of directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) a change in the composition of the board of directors, as a result of which fewer than a majority of the directors are incumbent directors, which means directors who either (A) are directors of the Company as of the Company’s 2013 annual meeting of stockholders, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

In addition, under the amended director compensation policy in effect during fiscal 2015, each non-employee director who is not associated with our principal stockholders was compensated during fiscal 2015 as follows:

•	a fully vested stock award valued at $135,000, which was recommended by the compensation committee and approved by the board of directors in May 2015 and that translated to an award of 12,340 shares of our Common Stock, based on the average closing price of our Common Stock for the thirty trading days preceding the grant date; and

•	a $50,000 annual cash retainer fee payable in arrears in equal installments on a quarterly basis.

The amended director compensation policy does not provide compensation to our non-employee directors for attendance at committee meetings or meetings of the board of directors.

In addition, under the amended director compensation policy in effect during fiscal 2015 our lead independent director and the chairman and members of our audit, compensation, nominating and governance, and mergers and acquisitions committees who are not employees and not associated with our principal stockholders are entitled to receive annual cash retainer fees payable in arrears in equal installments on a quarterly basis as follows:

Role	Annual Fees— Chairman ($)	Annual Fees— Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	15,000	7,500
Nominating and Governance Committee	10,000	5,000
Mergers and Acquisitions Committee	10,000	5,000
Technology Committee	10,000	5,000

Role	Annual Fees ($)
Lead Independent Director	20,000

In addition, the amended director compensation policy in effect during fiscal 2015 includes certain share retention and ownership guidelines. The share retention and ownership guidelines provide that within four years of the date the guidelines became effective, or within four years after becoming a director, each director shall own a number of restricted and unrestricted shares valued at no less than four times the basic retainer fee. The shares subject to the share retention and ownership guidelines for each director will be valued on the first day of each fiscal year based on the average closing price of a share of our common stock for the previous fiscal year. The compensation committee is responsible for monitoring compliance with the share retention and ownership guidelines. Shares that count toward the ownership target for each director include all shares directly or beneficially owned by the director, unvested restricted stock (restricted stock will be applied toward the ownership requirements based on the value of restricted stock after taking into account any required share withholding) and shares of our common stock purchased on the open market.

We have reimbursed and will continue to reimburse our non-employee directors who are not affiliated with our principal stockholders for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

COMPENSATION COMMITTEE REPORT6

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2015 Form 10-K.

Members of the EnerNOC, Inc. Compensation Committee TJ Glauthier (Chair) Richard Dieter Gary Haroian

[6]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2015 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF AUDIT COMMITTEE7

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is available in the “Corporate Governance” section of the “Investors” section of our website at www.enernoc.com. The audit committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2015, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Ernst & Young LLP, including a discussion on the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	Discussed with the independent auditors matters required to be discussed under the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Rule 3526 of the Public Company Accounting Oversight Board. The audit committee further discussed with Ernst & Young LLP its independence. The audit committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements, discussions with management and discussions with, and written disclosures from Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the EnerNOC, Inc. Audit Committee

Richard Dieter (Chair)

Arthur Coviello

TJ Glauthier

Gary Haroian

[7]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2015 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO—APPROVAL OF THE ENERNOC, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

At the annual meeting, our stockholders will be requested to consider and act upon a proposal to approve the EnerNOC, Inc. 2016 Employee Stock Purchase Plan, or the 2016 ESPP. The 2016 ESPP was approved by our compensation committee on April 13, 2016, subject to approval by our stockholders.

Approval of the 2016 ESPP by our stockholders will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2016 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this proposal is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the 2016 ESPP will be 3,000,000 shares, subject to adjustment for certain changes in our capitalization. We do not maintain any other employee stock purchase plans. As of April 4, 2016, a total of 30,544,141 shares of our common stock were outstanding.

If this proposal is approved by our stockholders, the 2016 ESPP will become effective as of the date of the annual meeting. In the event that our stockholders do not approve this proposal, the 2016 ESPP will not become effective.

Required Vote and Board of Directors Recommendation

The affirmative “For” vote of a majority of shares cast affirmatively or negatively on the approval of the 2016 ESPP at our annual meeting is required to approve the 2016 ESPP. Abstentions will have no effect on the results of this vote. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Summary of the EnerNOC, Inc. 2016 Employee Stock Purchase Plan

The material features of the 2016 ESPP are described below. The following description of the 2016 ESPP is a summary only and is qualified in its entirety by reference to the text of the 2016 ESPP, which is attached hereto as Appendix I.

Purpose

The purpose of the 2016 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the 2016 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in
Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

Our board of directors has the power to administer the 2016 ESPP and may also delegate administration of the 2016 ESPP to a committee comprised of one or more members of our board of directors. Our board of directors has delegated administration of the 2016 ESPP to our compensation committee, but may, at any time, revest in itself some or all of the powers previously delegated to our compensation committee. Our board of directors and our compensation committee are each considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the 2016 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2016 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2016 ESPP.

Stock Subject to 2016 ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2016 ESPP is 3,000,000 shares. If any rights granted under the 2016 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2016 ESPP. The shares of common stock issuable under the 2016 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The 2016 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2016 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on any purchase date during the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of our common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2016 ESPP) may participate in offerings under the 2016 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2016 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2016 ESPP.

No employee will be eligible to participate in the 2016 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of April 4, 2016, we had approximately 1,459 employees.

Participation in the 2016 ESPP

An eligible employee may enroll in the 2016 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of April 4, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $7.70 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2016 ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the 2016 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the 2016 ESPP.

Termination of Employment

A participant’s rights under any offering under the 2016 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the 2016 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the 2016 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2016 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the 2016 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the 2016 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the 2016 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the 2016 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;

(ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the 2016 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2016 ESPP. The 2016 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 2016 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2016 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the 2016 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2016 ESPP. In addition, our board of directors and our compensation committee have not granted any purchase rights under the 2016 ESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2016 ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for the fiscal year ended December 31, 2015 if the 2016 ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the 2016 ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE ENERNOC, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2016. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2015. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Category of Service	2015	2014
Audit fees(1)	$1,500,000	$1,736,000
Audit-related fees(2)	65,000	163,000
Tax fees(3)	80,000	916,000
All other fees(4)	2,000	5,000

Total	$1,647,000	$2,820,000

(1)	Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, review of our quarterly condensed consolidated financial statements, audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, statutory audits of our foreign subsidiaries, consultations on accounting matters directly related to the audit, and consents and assistance with, and review of, documents filed with the SEC.
(2)	Audit-related fees consist of fees for professional services provided in connection with due diligence efforts for the acquisitions that we completed in fiscal 2014 and 2015 and for services provided in connection with the assessment of service organization controls in 2015.
(3)	Tax fees consist primarily of assistance in the preparation of federal and state income tax filings, due diligence efforts for the acquisitions that we completed in fiscal 2015 and 2014 and consultation regarding ongoing tax matters.
(4)	All other fees relate to accessing Ernst & Young LLP’s accounting research and financial reporting disclosure software.

Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has considered whether Ernst & Young LLP is independent for the purposes of providing external audit services to the Company, and the audit committee has determined that it is.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. If our stockholders ratify the selection of Ernst & Young LLP, the audit committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2016, if it concludes that such a change would be in the best interests of EnerNOC and our stockholders.

The affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Arrangements

Under our certificate of incorporation, we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, provide for us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, any of our subsidiaries from time to time or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Arrangements

In April 2007, we entered into an employment offer letter with Herbert Healy, who is the father of Timothy Healy, our Chairman and Chief Executive Officer. Mr. Healy currently serves as our Vice President of Regulatory Affairs. Mr. Healy receives a bi-weekly salary of approximately $6,812 and is eligible to receive bonuses consisting of grants of equity awards and cash. Mr. Healy is entitled to participate in all employee benefit plans generally available to employees, including medical, dental, disability and life insurance plans and our 401(k) plan. From January 1, 2015 until the date of this proxy statement, we paid Mr. Healy an aggregate amount equal to $281,259.

Policy for Approval of Related Person Transactions

Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, such as our executive officers, directors, 5% or greater stockholders and certain family members and affiliates of the foregoing, has or will have a direct or indirect material interest. In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. The audit committee charter states that no related person transaction will be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

OTHER MATTERS

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2017, stockholder proposals must be received no later than December 26, 2016, however if the date of the 2017 annual meeting of stockholders is changed by more than thirty (30) days from the date of the 2016 annual meeting, then the deadline for receipt of stockholder proposals is a reasonable time before we begin to print and send our proxy materials relating to the 2017 annual meeting of stockholders. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

To be considered for presentation at the 2017 annual meeting of stockholders, although not included in the proxy statement, proposals, including director nominations, must comply with the requirements set forth in our bylaws, including the submission of complete and timely written notice no earlier than the close of business on January 26, 2017 and no later than the close of business on February 24, 2017; provided, however, that in the event that the date of the 2017 annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the 2016 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals that are not received in a timely manner or are not properly made in compliance with Rule 14a-8 or our bylaws, as applicable, will not be voted on at the 2017 annual meeting of stockholders. If a proposal is received before the relevant date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, EnerNOC, Inc., One Marina Park Drive, Suite 400, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2015 were met, except as described below.

On July 6, 2015, Neil Moses filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of
4,710 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on June 1, 2015.

On September 21, 2015, David Brewster filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 7,432 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on September 1, 2015.

On September 21, 2015, Timothy Healy filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 11,863 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on September 1, 2015.

On September 21, 2015, Neil Moses filed a Statement of Changes in Beneficial Ownership on Form 4 to report a disposition of 2,398 shares of our common stock to cover tax obligations in connection with the vesting of certain equity awards, which occurred on September 1, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew Cushing Secretary

Boston, Massachusetts

April 25, 2016

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE). A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Appendix I

ENERNOC, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE: APRIL 13, 2016

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights.

(v) To amend the Plan at any time as provided in Section 12.

(vi) To suspend or terminate the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed three million (3,000,000) shares.

(b) If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an

Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d) Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the Adoption Date (or if required under Section 12(a), the date of any material amendment of the Plan).

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 13, 2016, which is the date the Plan was adopted by the Compensation Committee of the Board.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means EnerNOC, Inc., a Delaware corporation.

(h) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Director” means a member of the Board.

(k) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2016, provided that this Plan is approved by the Company’s stockholders at such meeting.

(l) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(q) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r) “Offering Date” means a date selected by the Board for an Offering to commence.

(s) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u) “Plan” means this EnerNOC, Inc. 2016 Employee Stock Purchase Plan.

(v) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

ENERNOC, INC.

Annual Meeting of Stockholders

May 26, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Timothy Healy and Matthew Cushing together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EnerNOC, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 26, 2016, at 2:30 p.m., local time, at the Company’s corporate offices, located at One Marina Park Drive, Suite 400, Boston, Massachusetts 02210 and at any adjournments or postponements thereof (this “Proxy”), upon matters set forth in the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement dated on or about April 25, 2016, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Directions to the Annual Meeting location are available at the Company’s website at www.enernoc.com. The Company’s website and the information contained therein are not incorporated into this Proxy.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on May 26, 2016.

The Proxy Statement and our 2015 Annual Report are available at:

http://www.viewproxy.com/enernoc/2016

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three members to our board of directors to serve as Class III directors, for a three-year term expiring in 2019.

NOMINEES:		FOR ALL	WITHHOLD AUTHORITY FOR ALL	FOR ALL EXCEPT

01 Kirk Arnold 03 David Brewster	02 Timothy Healy	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

CONTROL NUMBER
g

		FOR	AGAINST	ABSTAIN

2.	To approve the EnerNOC, Inc. 2016 Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

I plan on attending the meeting  ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

Signature

Signature (if held jointly)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER
g

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.cesvote.com	Call 1 (888) 693-8683

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.